Exhibit 10.3


                                                                EXECUTION COPY
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                                  $150,000,000

                               TERM LOAN AGREEMENT



                                      among



                             PLAYTEX PRODUCTS, INC.
                                 as the Borrower


                               The Several Lenders
                        from Time to Time Parties Hereto,

                           DLJ CAPITAL FUNDING, INC.,
                            as the Syndication Agent


                                       and


                             WELLS FARGO BANK, N.A.,
                             as the Facility Manager



                            Dated as of July 21, 1997


                                   Arranged By

               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


 ------------------------------------------------------------------------------


                                                         (TERM LOAN AGREEMENT)

                               TABLE OF CONTENTS


                                                                          PAGE

SECTION 1.    DEFINITIONS..................................................  1
      1.1     DEFINED TERMS................................................  1
      1.2     OTHER DEFINITIONAL PROVISIONS................................ 27


SECTION 2.    LOANS........................................................ 27
      2.1     LOANS........................................................ 27
      2.2     PROCEDURE FOR BORROWING...................................... 28

SECTION 3.    GENERAL PROVISIONS........................................... 28
      3.1     FEES......................................................... 28
      3.2     REPAYMENT OF LOANS; EVIDENCE OF DEBT......................... 28
      3.3     OPTIONAL AND MANDATORY PREPAYMENT............................ 30
      3.4     CONVERSION AND CONTINUATION OPTIONS.......................... 32
      3.5     MAXIMUM NUMBER OF INTEREST PERIODS........................... 32
      3.6     INTEREST RATES AND PAYMENT DATES............................. 32
      3.7     COMPUTATION OF INTEREST AND FEES............................. 33
      3.8     INABILITY TO DETERMINE INTEREST RATE......................... 34
      3.9     PRO RATA TREATMENT AND PAYMENTS.............................. 35
      3.10    ILLEGALITY................................................... 36
      3.11    REQUIREMENTS OF LAW.......................................... 36
      3.12    TAXES........................................................ 38
      3.13    INDEMNITY.................................................... 42
      3.14    REPLACEMENT OF LENDER........................................ 42

SECTION 4.  REPRESENTATIONS AND WARRANTIES................................. 43
      4.1     FINANCIAL CONDITION.......................................... 43
      4.2     NO CHANGE.................................................... 44
      4.3     CORPORATE EXISTENCE; COMPLIANCE WITH LAW..................... 44
      4.4     CORPORATE AUTHORIZATION; ENFORCEABLE OBLIGATIONS............. 44
      4.5     NO LEGAL BAR................................................. 45
      4.6     NO MATERIAL LITIGATION....................................... 45
      4.7     NO DEFAULT................................................... 45
      4.8     OWNERSHIP OF PROPERTY; LIENS................................. 45
      4.9     INTELLECTUAL PROPERTY........................................ 46
      4.10    NO BURDENSOME RESTRICTIONS................................... 46
      4.11    TAXES........................................................ 46
      4.12    FEDERAL REGULATIONS.......................................... 46
      4.13    ERISA........................................................ 46
      4.14    INVESTMENT COMPANY ACT; OTHER REGULATIONS.................... 47
      4.15    SUBSIDIARIES................................................. 47
      4.16    PURPOSE OF LOANS............................................. 47
      4.17    ENVIRONMENTAL MATTERS........................................ 47
      4.18    SENIOR INDEBTEDNESS.......................................... 49
      4.19    DISCLOSURE................................................... 49
      4.20    COLLATERAL DOCUMENTS......................................... 50

SECTION 5.    CONDITIONS PRECEDENT......................................... 50
      5.1     CONDITIONS TO EFFECTIVENESS.................................. 50

SECTION 6.    AFFIRMATIVE COVENANTS........................................ 56
      6.1     FINANCIAL STATEMENTS......................................... 56
      6.2     CERTIFICATES; OTHER INFORMATION.............................. 57
      6.3     PAYMENT OF OBLIGATIONS....................................... 58
      6.4     CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE............. 58
      6.5     MAINTENANCE OF PROPERTY; INSURANCE........................... 58
      6.6     INSPECTION OF PROPERTY, BOOKS AND RECORDS; DISCUSSION........ 58
      6.7     NOTICES...................................................... 59
      6.8     ENVIRONMENTAL LAWS........................................... 60

SECTION 7.    NEGATIVE COVENANTS........................................... 60
      7.1     LIMITATION ON INDEBTEDNESS................................... 60
      7.2     LIMITATION ON RESTRICTED PAYMENTS............................ 61
      7.3     LIMITATION ON TRANSACTIONS WITH AFFILIATES................... 64
      7.4     LIMITATION ON LIENS.......................................... 65
      7.5     LIMITATION ON SALE OF ASSETS................................. 65
      7.6     LIMITATION ON ISSUANCE AND SALE OF CAPITAL STOCK OF
               SUBSIDIARIES................................................ 66
      7.7     LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS
               AFFECTING SUBSIDIARIES...................................... 66
      7.8     CONSOLIDATION, MERGER, SALE OF ASSETS........................ 67
      7.9     CERTAIN PROVISIONS RELATING TO OTHER DEBT INSTRUMENTS........ 68

SECTION 8.    EVENTS OF DEFAULT............................................ 69

SECTION 9.    THE AGENTS................................................... 72
      9.1     APPOINTMENT.................................................. 72
      9.2     DELEGATION OF DUTIES......................................... 72
      9.3     EXCULPATORY PROVISIONS....................................... 73
      9.4     RELIANCE BY AGENTS........................................... 73
      9.5     NOTICE OF DEFAULT............................................ 73
      9.6     NON-RELIANCE ON AGENTS AND OTHER LENDERS..................... 74
      9.7     INDEMNIFICATION.............................................. 74
      9.8     AGENT IN ITS INDIVIDUAL CAPACITY............................. 75
      9.9     SUCCESSOR AGENTS............................................. 75
      9.10    INTERCREDITOR AGREEMENT AND COLLATERAL DOCUMENTS............. 75
      9.11    OTHER TITLES................................................. 76


SECTION 10.   MISCELLANEOUS................................................ 76
      10.1    AMENDMENTS AND WAIVERS....................................... 76
      10.2    NOTICES...................................................... 77
      10.3    NO WAIVER; CUMULATIVE REMEDIES............................... 79
      10.4    SURVIVAL OF REPRESENTATIONS AND WARRANTIES................... 79
      10.5    PAYMENT OF EXPENSES AND TAXES................................ 79
      10.6    SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS....... 80
      10.7    ADJUSTMENTS; SET-OFF......................................... 83
      10.8    RELEASE OF NEW SUBSIDIARY GUARANTEES......................... 83
      10.9    MODIFICATION OF SCHEDULES.................................... 84
      10.10   COUNTERPARTS................................................. 84
      10.11   SEVERABILITY................................................. 84
      10.12   INTEGRATION.................................................. 84
      10.13   GOVERNING LAW................................................ 84
      10.14   SUBMISSION TO JURISDICTION; WAIVERS.......................... 84
      10.15   ACKNOWLEDGMENTS.............................................. 85
      10.16   WAIVERS OF JURY TRIAL........................................ 86
      10.17   CONFIDENTIALITY.............................................. 86



                                                         (TERM LOAN AGREEMENT)

SCHEDULES

      1.1         Addresses for Notice, Commitments
      3.2         Term Loan Amortization
      4.1         Financial Condition
      4.2         No Change
      4.5         No Legal Bar
      4.6         Material Litigation
      4.9         Intellectual Property Claims
      4.15        Subsidiaries
      4.17        Environmental Matters
      4.20        UCC filing jurisdictions
      6.8         Environmental Laws
      7.1         Existing Indebtedness


EXHIBITS

      A           Note
      B-1         Borrower Security Agreement
      B-2         Borrower Stock Pledge Agreement
      B-3         Subsidiary Security Agreement
      B-4         Subsidiary Stock Pledge Agreement
      C           Subsidiary Guarantee
      D           Borrowing Certificate
      E-1         Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
      E-2         Opinion of Cummings & Lockwood
      E-3         Opinion of Paul E. Yestrumskas
      E-4         Opinion of Amster, Rothstein & Ebenstein
      E-5         Opinion of Rosenfeld, Meyer & Susman, LLP
      F           Assignment and Acceptance
      G           Trademark Subsidiary Agreement
      H           Intercreditor Agreement




                                                         (TERM LOAN AGREEMENT)

            THIS TERM LOAN AGREEMENT, dated as of July 21, 1997, is among (a) PLAYTEX PRODUCTS, INC., a Delaware corporation (the "BORROWER"), (b) the several banks and other financial institutions from time to time parties to this Agreement, (the "LENDERS"), (c) DLJ CAPITAL FUNDING, INC. ("DLJ"), as syndication agent (the "SYNDICATION AGENT") and (d) WELLS FARGO BANK, N.A. ("WELLS FARGO"), as facility manager for the Lenders hereunder (in such capacity, the "FACILITY MANAGER").

            WHEREAS, the Borrower, the several lenders parties thereto on the date hereof and The Chase Manhattan Bank, as agent, are parties to a Credit Agreement, dated as of June 6, 1995 (as amended, supplemented or otherwise modified to the Closing Date (this and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1), the "EXISTING CREDIT AGREEMENT");

            WHEREAS, the Borrower proposes to prepay all of its outstanding indebtedness under the Existing Credit Agreement on the Closing Date and terminate any commitments thereunder; and

            WHEREAS, in order to finance (i) the prepayment of approximately $391,900,000 in aggregate principal amount of existing indebtedness under the Existing Credit Agreement and accrued and unpaid interest thereon, and (ii) the payment of up to $10,000,000 in Transaction Costs, the Borrower proposes to issue the Senior Notes under the Senior Note Indenture for aggregate gross proceeds of not less than $150,000,000 and borrow under the Credit Agreement Term A Loans in an aggregate principal amount of $55,000,000 and Revolving Credit Loans in an initial aggregate principal amount of $46,900,000, the Lenders have agreed, subject to the terms and conditions set forth herein, to make the Loans under this Agreement.

            NOW THEREFORE, in consideration of the premises, the Borrower, the Agents and the Lenders agree as follows:


                            SECTION 1. DEFINITIONS

            1.1 DEFINED TERMS. As used in this Agreement, terms defined in the preamble or recitals hereto are used as so defined and the following terms shall have the following meanings:

            "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
      (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by Wells Fargo as its prime rate in effect at its principal office (the Prime Rate not being


                                                    (TERM LOAN AGREEMENT)
      intended to be the lowest rate of interest charged by Wells Fargo in connection with extensions of credit to debtors); "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Facility Manager from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Facility Manager from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

            "ABR LOANS": Loans the rate of interest applicable to which is based upon the ABR.

            "ACQUIRED INDEBTEDNESS": means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

            "ACQUISITION REVOLVING CREDIT COMMITMENTS": the commitment of a lender under the Credit Agreement to make Acquisition Revolving Credit Loans to the Borrower as set forth in the Credit Agreement.



                                                    (TERM LOAN AGREEMENT)

            "ACQUISITION REVOLVING CREDIT LOANS": Acquisition Revolving Credit Loans under the Credit Agreement.

            "ADMINISTRATIVE AGENT": Wells Fargo, in its capacity as administrative agent under the Credit Agreement, and its successors and assigns.

            "AFFILIATE": with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 10% or more of such Person's equity ownership or Voting Stock or any officer or director of any such Person or other Person or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin or, in the case of any Lender which is an investment fund, any other fund which is managed by the same investment advisor or an Affiliate thereof. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "AGENTS": the Facility Manager and the Syndication Agent, and for the purposes of Section 9 only, the Collateral Agent.

            "AGREEMENT": this Term Loan Agreement, as amended, supplemented or otherwise modified from time to time.

            "APPAREL NOTES": the Junior Subordinated Notes dated December 28, 1988 issued by the Borrower in the approximate original aggregate principal amount of $38,350,000, the outstanding principal amount of which as of March 31, 1997 was approximately $78,400,000, and additional notes in the form thereof issued in lieu of cash interest, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

            "APPLICABLE ABR MARGIN": as of any date of determination, a percentage equal to 0.25%.

            "APPLICABLE EURODOLLAR MARGIN": as of any date of determination, a percentage per annum equal to 1.50%.

            "ARRANGER": Donaldson, Lufkin & Jenrette Securities Corporation, as arranger of the credit facilities described herein.

            "ASSET SALE": any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and


                                                    (TERM LOAN AGREEMENT)
      leaseback transaction but not the grant of a pledge or security interest) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Borrower or any of its Subsidiaries; or (iii) any other properties or assets (other than cash) of the Borrower or any Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (A) that is governed by the provisions described in subsection 7.8, (B) from any Wholly Owned Subsidiary to the Borrower in accordance with the terms of this Agreement, (C) having a market value of less than $1,000,000 (it being understood that if the market value of the properties or assets being transferred exceeds $1,000,000, the entire value and not just the portion in excess of $1,000,000, shall be deemed to have been the subject of an Asset Sale),
      (D) to any Wholly Owned Subsidiary which is a Guarantor, (E) which are obsolete to the Borrower's and its Subsidiaries' businesses or (F) from any Wholly Owned Subsidiary to any other Wholly Owned Subsidiary which is a Guarantor.

            "ASSIGNEE":  as defined in subsection 10.6(c).

            "AVERAGE LIFE": as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

            "BOARD": the Board of Governors of the Federal Reserve System (or any successor thereto).

            "BOARD OF DIRECTORS": The board of directors of the Borrower or any duly authorized committee of such board.

            "BORROWER":  as defined in the introduction to this Agreement.

            "BORROWER SECURITY AGREEMENT": the Security Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit B-1, as the same may be amended, supplemented or otherwise modified from time to time.

            "BORROWER SECURITY DOCUMENTS": the collective reference to the Borrower Security Agreement and the Borrower Stock Pledge Agreement.

            "BORROWER STOCK PLEDGE AGREEMENT": the Pledge Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit B-2, as the same may be amended, supplemented or otherwise modified from time to time.

            "BUSINESS":  as defined in subsection 4.17(b).


                                                    (TERM LOAN AGREEMENT)

            "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

            "CANADIAN SUBSIDIARY": any Subsidiary organized under the laws of Canada or any province thereof, a majority of the assets of which are located in Canada.

            "CAPITAL LEASE OBLIGATIONS": of any Person, any obligations of such Person under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

            "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "CASH EQUIVALENTS": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements of any commercial bank which has capital and surplus in excess of $500,000,000 having maturities of one year or less from the date of acquisition, (c) commercial paper of an issuer rated at least A-1 by Standard and Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments having maturities of nine months or less from the date of acquisition, (d) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least A by Standard & Poor's Ratings Group or A by Moody's Investors Services, Inc., (e) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, or (f) shares of money market accounts or funds which invest only in the types of securities described in (a) through (e) above.

            "C/D ASSESSMENT RATE": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States.


                                                    (TERM LOAN AGREEMENT)

            "C/D RESERVE PERCENTAGE": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of such Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

            "CHANGE OF CONTROL": the occurrence of any of the following events:
      (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Stock of all classes of Voting Stock of the Borrower; (ii) the Borrower consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges with or into the Borrower, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Borrower is changed into or exchanged for cash securities or other property, other than any such transaction (1) where the outstanding Voting Stock of the Borrower is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Borrower) or (2) where (A) the outstanding Voting Stock of the Borrower is changed into or exchanged for (x) Voting Stock of the surviving corporation or the Borrower which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Borrower as a Restricted Payment pursuant to subsection 7.2 (and such amount shall be treated as a Restricted Payment subject to the provisions of subsection 7.2) and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation, or (iii) the Borrower is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of subsection 7.8

            "CLOSING DATE": the date on which the conditions precedent set forth in subsection 5.1 shall be satisfied, PROVIDED that such date shall be no later than August 31, 1997.

            "CODE": the Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.



                                                    (TERM LOAN AGREEMENT)

            "COLLATERAL AGENT": Wells Fargo acting in its capacity as collateral agent under the applicable Security Documents on behalf of the Lenders and the Persons party to the Intercreditor Agreement (other than the Borrower), and its successors and assigns.

            "COMMITMENT": as to any Lender, the obligation of such Lender to make a Loan to the Borrower on the Closing Date in a principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 under the heading "Loan Commitment".

            "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

            "CONSOLIDATED ASSETS": with respect to the Borrower, the total assets shown on the balance sheet of the Borrower and its Consolidated Subsidiaries, as determined on a Consolidated basis in accordance with GAAP, as of the last day of the Borrower's latest full fiscal quarter.

            "CONSOLIDATED FIXED CHARGE COVERAGE RATIO": for any period, as applied to any Person, the ratio of (a) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges deducted in computing Consolidated Net Income (Loss) in each case, for such period, of such Person and its Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) the sum of Consolidated Interest Expense for such period and cash dividends (other than any such non-cash dividends in the form of Qualified Capital Stock which does not provide for the payment of cash dividends prior to any Stated Maturity of the principal of the Notes) paid on any Preferred Stock, and non-cash dividends paid on any Redeemable Capital Stock, of such Person during such period; PROVIDED that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and
      (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying, at the option of such Person, either the fixed or floating rate and (ii) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

            "CONSOLIDATED INCOME TAX EXPENSE": of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated subsidiaries for such period as are determined in accordance with GAAP.


                                                    (TERM LOAN AGREEMENT)

            "CONSOLIDATED INTEREST EXPENSE": of any Person, without duplication, for any period, as applied to any Person, the sum of (a) the interest expense of such Person and its Consolidated subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b)(i) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person during such period and (ii) all capitalized interest of such Person and its Consolidated subsidiaries, in each case as determined in accordance with GAAP.

            "CONSOLIDATED NET INCOME": of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Consolidated subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such Consolidated net income (or loss), by excluding, without duplication, (i) all extraordinary gains and losses, (ii) the portion of Consolidated net income (or loss) of such Person and its Consolidated subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated subsidiaries, (iii) net income (or loss) of any Person combined with such Person or any of its subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) aggregate net gains (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, (vi) the net income of any subsidiary to the extent that the declaration of dividends or similar distributions by that subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that subsidiary or its stockholders, (vii) all non-cash interest income arising from Indebtedness owed to the Borrower or any of its Subsidiaries from Playtex Apparel Partners, L.P. (net of any non-cash interest expense arising from Indebtedness in existence on the date of this Agreement or any refinancings thereof (or any pay-in-kind obligation issued pursuant to the terms thereof) owed by the Borrower or any of its Subsidiaries to the Playtex Apparel Partners, L.P. or its partners or their transferees),
      (viii) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued at any time following the date of this Agreement, (ix) any net gain from the collection of proceeds of life insurance policies or (x) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of such Person.

            "CONSOLIDATED NON-CASH CHARGES": of any Person, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).


                                                    (TERM LOAN AGREEMENT)

            "CONSOLIDATION": with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

            "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "CREDIT AGREEMENT": the Credit Agreement dated as of July 21, 1997, among the Borrower, the several banks and other financial institutions from time to time parties thereto, DLJ Capital Funding, Inc., as syndication agent, and Wells Fargo, as administrative agent, as amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

            "CREDIT AGREEMENT AGENT": Wells Fargo, as administrative agent for the lenders under the Credit Agreement, and its successors and assigns.

            "DEFAULT": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "DLJ":  as defined in the introduction to this Agreement.

            "DISINTERESTED DIRECTOR": with respect to any transaction or series of related transactions, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

            "DOLLARS" AND "$": dollars in lawful currency of the United States of America.

            "DOMESTIC SUBSIDIARY": a Subsidiary of the Borrower which is incorporated in a state of the United States or in the District of Columbia.

            "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (as a result of exposure to Materials of Environmental Concern) or the environment, as now or may at any time hereafter be in effect.


                                                    (TERM LOAN AGREEMENT)

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such system.

            "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the average of the respective rates notified to the Facility Manager by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loans to be outstanding during such Interest Period.

            "EURODOLLAR LOANS": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              EURODOLLAR BASE RATE

                     1.00 -Eurocurrency Reserve Requirements

            "EVENT OF DEFAULT": any of the events specified in Section 8, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "EXCESS AMOUNT":  as defined in subsection 3.3(g).

            "EXCHANGE ACT":  the Securities Exchange Act of 1934, as amended.

            "EXCLUDED ASSETS": the assets and other property held by the Borrower (including shares of Capital Stock) relating to the Jhirmack Business.



                                                    (TERM LOAN AGREEMENT)

            "EXISTING CREDIT AGREEMENT": as defined in the recitals to this Agreement.

            "EXISTING LENDERS": the lenders under the Existing Credit Agreement.

            "EXISTING LOAN DOCUMENTS": the "Loan Documents" under the Existing Credit Agreement.

            "EXISTING REVOLVING CREDIT LOANS": the revolving credit loans and swing line loans outstanding under the Existing Credit Agreement on the Closing Date.

            "EXISTING TERM LOANS": the term loans outstanding under the Existing Credit Agreement on the Closing Date.

            "FACILITY MANAGER": as defined in the introduction to this Agreement and also means and includes any successor facility manager appointed pursuant to subsection 9.9.

            "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

            "GAAP": generally accepted accounting principles in the United States of America, consistently applied, which are in effect on the date of this Agreement.

            "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "GUARANTEE":  the reference to the Subsidiaries Guarantee.

            "GUARANTEED DEBT": of any Person, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,
      (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; PROVIDED that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.


                                                    (TERM LOAN AGREEMENT)

            "GUARANTOR": any Person delivering a Guarantee or a supplement thereto pursuant to this Agreement.

            "INDEBTEDNESS": with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or thereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect or property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any Indebtedness of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of such Person.

            "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "INSOLVENT":  pertaining to a condition of Insolvency.

            "INTELLECTUAL PROPERTY":  as defined in subsection 4.9.


                                                    (TERM LOAN AGREEMENT)

            "INTERCREDITOR AGREEMENT": the intercreditor agreement dated as of July 21, 1997, by and among the Borrower, the other Loan Parties, the Collateral Agent, the Administrative Agent and the Facility Manager, substantially in the form of Exhibit H annexed hereto, as such Intercreditor Agreement may hereafter be amended, supplemented or modified from time to time.

            "INTEREST PAYMENT DATE": (a) as to any ABR Loan, the first day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof after the first day of such Interest Period and the last day of such Interest Period.

            "INTEREST PERIOD":  with respect to any Eurodollar Loan:

                        (a) initially, the period commencing on the borrowing or
            conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or nine months (or, if available, twelve months) thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                        (b) thereafter, each period commencing on the last day
            of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or nine months (or, if available, twelve months) thereafter, as selected by the Borrower by irrevocable notice to the Facility Manager not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

      PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period for any Loans that would otherwise extend beyond the date final payment is due on such Loans shall end on such date of final payment;

                  (iii) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no


                                                    (TERM LOAN AGREEMENT)
            numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

            "INTEREST RATE AGREEMENT": with respect to any Person, any interest rate swap agreement, interest rate future, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which such Person is a party or a beneficiary.

            "INVESTMENT": with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by, any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "JHIRMACK BUSINESS": the assets and liabilities of the Borrower and its Subsidiaries relating to Jhirmack hair care products, including the Capital Stock of any Subsidiary, substantially all of the assets and liabilities of which relate to Jhirmack hair care products.

            "LENDER":  as defined in the introduction to this Agreement.

            "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever which makes any property or asset available for the payment or performance of any liability in priority to the payment or performance of ordinary, unsecured creditors (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

            "LOAN":  as defined in subsection 2.1.

            "LOAN DOCUMENTS": this Agreement, the Notes, the Trademark Subsidiary Agreement, the Guarantee, the Intercreditor Agreement and the Security Documents.

            "LOAN MATURITY DATE":  September 15, 2003.

            "LOAN PARTIES": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.


                                                    (TERM LOAN AGREEMENT)

            "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents, the Collateral Agent or the Lenders hereunder or thereunder.

            "MATERIAL ENVIRONMENTAL AMOUNT": an amount payable by the Borrower and/or its Subsidiaries in excess of $10,000,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

            "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "MATERIAL SUBSIDIARY": each Subsidiary of the Borrower which (i) for the most recent fiscal year of the Borrower accounted for more than 10% of the Consolidated revenues of the Borrower and its Subsidiaries or (ii) at the end of such fiscal year, was the owner (beneficial or otherwise) of more than 10% of the Consolidated Assets of the Borrower and its Subsidiaries, all as shown on the Borrower's Consolidated financial statements for such fiscal year. In addition, Playtex Marketing Corporation shall be deemed to be a "Material Subsidiary."

            "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "NET CASH PROCEEDS": (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Borrower or any Subsidiary) net of
      (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Borrower or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Borrower or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Borrower or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated


                                                    (TERM LOAN AGREEMENT)
      with such Asset Sale, all as reflected in an officers' certificate delivered to the Facility Manager and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, as referred to under subsection 7.2, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock of other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Borrower or any Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "NEW SUBSIDIARY": any Wholly-Owned Subsidiary of the Borrower formed subsequent to May 1, 1995, which (a) is a Guarantor or has become a Guarantor by means of a supplement to the Guarantee in form and substance satisfactory to the Agents (unless, in each case, released from such Guarantee pursuant to subsection 10.8), (b) all of the Capital Stock of which is pledged to the Collateral Agent, as collateral security for the Obligations (as defined in the Borrower Pledge Agreement), pursuant to the Borrower Pledge Agreement or a supplement thereto in form and substance satisfactory to the Agents and (c) if not in existence on the Closing Date, has delivered to the Agents such legal opinions, secretary's certificates, resolutions and other customary documents in connection with the supplements referred to in (a) and (b) above as the Facility Manager may reasonably request.

            "NON-EXCLUDED TAXES":  as defined in subsection 3.12.

            "NOTE":  as defined in subsection 3.2(e).

            "NOTIFYING LENDER": any Lender that gives written irrevocable notice to the Facility Manager, on or prior to the date on which such Lender becomes a party to this Agreement, to the effect that it will not request that any promissory note be issued to it pursuant to subsection 3.2(e), and any direct or indirect Assignee of such Lender, in its capacity as such an Assignee.

            "OLD PLAYTEX PRODUCTS SUBORDINATED DEBT": the $105,000,000 in aggregate principal amount of 15% Subordinated Notes issued by the Borrower and originally due December 31, 2000, which was redeemed in full on March 4, 1994.

            "PARTICIPANT":  as defined in subsection 10.6(b).

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.



                                                    (TERM LOAN AGREEMENT)

            "PERMITTED HOLDERS": each of (i) HWH Capital Partners, L.P., HWH Valentine Partners, L.P., HWH Surplus Valentine Partners, L.P. (each a "Partnership") or Haas Wheat & Partners Incorporated and any of their respective Affiliates; (ii) any officer or other member of management employed by the Borrower or any Subsidiary as of the date of this Agreement; (iii) Robert B. Haas and Douglas D. Wheat; (iv) family members or relatives of the persons described in clauses (ii) and (iii); (v) any trusts created for the benefit of the persons described in clause (ii),
      (iii) or (iv); (vi) in the event of incompetence or death of any of the persons described in clauses (ii), (iii) or (iv), such person's estate, executor, administrator, committee or other personal representatives or beneficiaries; and (vii) upon a distribution by a Partnership of all or any of the stock of the Borrower, the limited partners of such a Partnership.

            "PERMITTED INDEBTEDNESS":  the following:

            (i) Indebtedness of the Borrower under the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $170,000,000, reduced by (A) any scheduled principal payments actually made and (B) any amounts by which any revolving credit facility commitment is permanently reduced and the revolving credit loans, to the extent required, are indefeasibly and irrevocably paid in cash;

            (ii) Guarantees by, and Liens on the property of, any Subsidiary guaranteeing or securing the Borrower's Indebtedness under the Credit Agreement;

            (iii) Indebtedness of the Borrower under this Agreement and Guarantees by, and Liens on the property of, any Subsidiary guaranteeing or securing the Borrower's Indebtedness under this Agreement;

            (iv) Indebtedness of the Borrower or any Subsidiary outstanding on the date of this Agreement and listed on schedule 7.1 hereto;

            (v) Indebtedness (a) of the Borrower owing to a Wholly Owned Subsidiary which is a Guarantor or (b) of a Wholly Owned Subsidiary which is a Guarantor owing to the Borrower or another Wholly Owned Subsidiary which is a Guarantor; PROVIDED that any such Indebtedness is made pursuant to an intercompany note and, in the case of Indebtedness of the Borrower owing to a Subsidiary, is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Borrower's obligations under the Notes; PROVIDED, FURTHER, that (x) any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Borrower or a Wholly Owned Subsidiary which is a Guarantor) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v) and (y) any transaction pursuant to which any Wholly Owned Subsidiary, which has Indebtedness owing to the Borrower or any other Wholly Owned Subsidiary, ceases to be a Wholly


                                                    (TERM LOAN AGREEMENT)

      Owned Subsidiary shall be deemed to be the incurrence of Indebtedness by the Borrower or such other Wholly Owned Subsidiary that is not permitted by this clause (v);

            (vi) obligations of the Borrower or any Subsidiary pursuant to Interest Rate Agreements designed to protect the Borrower or any Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Borrower or any of its Subsidiaries, which obligations do not exceed the aggregate principal amount of such Indebtedness;

            (vii) trade and standby letters of credit issued for the account of the Borrower or any Subsidiary of the Borrower in the ordinary course of its business (excluding letters of credit described in clauses (viii) and (ix) below);

            (viii)letters of credit of up to $7,500,000 in the aggregate at any time outstanding issued for the account of the Borrower or any Subsidiary of the Borrower for any purpose other than in the ordinary course of business;

            (ix) letters of credit issued for the account of the Borrower in support of the Borrower's self-insurance obligations and in support of Indebtedness under industrial revenue bonds, to the extent that such obligations or such Indebtedness are recorded on the balance sheet of the Borrower;

            (x) Capital Lease Obligations, industrial revenue bonds and Purchase Money Obligations of the Borrower or any Subsidiary, not to exceed $10,000,000 in the aggregate at any time outstanding;

            (xi) Indebtedness of the Borrower or any Canadian Subsidiary incurred to fund the working capital requirements necessary for the Canadian operations of any Canadian Subsidiary in an amount not to exceed $10,000,000 in the aggregate at any time outstanding;

            (xii) Indebtedness of the Borrower pursuant to the Senior Notes and Indebtedness of any Subsidiary pursuant to a guarantee of the Senior Notes provided that such Subsidiary is a Guarantor;

            (xiii)Indebtedness of the Borrower pursuant to the Senior Subordinated Notes and Indebtedness of any Subsidiary pursuant to a subordinated guarantee of the Senior Subordinated Notes provided that such Subsidiary is a Guarantor;

            (xiv) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in paragraphs (ii), (iii), (iv), (xii) and (xiii) of this definition of "Permitted Indebtedness," including any successive refinancings so long as such refinancing does not increase the aggregate principal amount of Indebtedness represented thereby plus the lesser of


                                                    (TERM LOAN AGREEMENT)

      (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Borrower incurred in connection with such refinancing and, in the case of Senior Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

            (xv) Indebtedness of the Borrower or any Subsidiary which is a Guarantor in addition to that described in paragraphs (i) through (xiv) of this definition of "Permitted Indebtedness" in an aggregate principal amount outstanding at any given time not to exceed $50,000,000, which amount, notwithstanding the provisions of paragraph (i) hereof, may be incurred under the Credit Agreement.

            "PERMITTED INVESTMENT": (i) Investments in the Borrower or in any Wholly Owned Subsidiary which is a Guarantor or Investments by the Borrower or any Subsidiary in a Person, if as a result of such Investment
      (a) such Person becomes a Wholly Owned Subsidiary which is a Guarantor or
      (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or any Wholly Owned Subsidiary which is a Guarantor;
      (ii) Investments in the Notes and the Guarantees; (iii) Indebtedness owing to a Subsidiary described under clause (v) of the definition of "Permitted Indebtedness"; (iv) Temporary Cash Investments; (v) Investments acquired by the Borrower or any Subsidiary in connection with an Asset Sale permitted under subsection 7.5 to the extent such Investments are non-cash consideration as permitted under such subsection; (vi) Investments in existence on the date of this Agreement, and (vii) in addition to the Investments described in clauses (i) through (vi) of this definition of "Permitted Investments," Investments in any Subsidiary, or in any joint venture or other entity in an amount not to exceed $35,000,000 in the aggregate since the date of this Agreement.

            "PERMITTED LIENS": (i) Liens securing Indebtedness under this Agreement, and Liens securing Indebtedness under the Credit Agreement provided that such Liens also secure on a pari passu basis Indebtedness under this Agreement, (ii) Liens for taxes, assessments or governmental charges or claims that either (A) are not yet delinquent or (B) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP; (iii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (A) are not yet delinquent or (B) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP; (iv) Liens on property of a Person existing at the time such Person is merged into,


                                                    (TERM LOAN AGREEMENT)
      consolidated with or acquired by the Borrower or any Subsidiary of the Borrower which is a Guarantor; PROVIDED that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of (A) the Person merged into or consolidated with the Borrower or any Subsidiary which is a Guarantor or (B) those of an unrelated third party; (v) Liens on property existing at the time of acquisition thereof by the Borrower or any Subsidiary of the Borrower which is a Guarantor; PROVIDED that such Liens were not incurred in contemplation of such acquisition; (vi) Liens existing on the date of this Agreement; (vii) replacement Liens securing any Indebtedness refinanced as permitted in clause (xiv) of the definition of "Permitted Indebtedness;"
      (viii) Liens arising under licensing agreements entered into by the Borrower or any Subsidiary in the ordinary course of business for the use of Intellectual Property or other intangible assets of the Borrower or such Subsidiary, and settlements, permissions, consents to use, and other similar agreements concerning Intellectual Property or judgments adjudicating rights in Intellectual Property; (ix) Liens securing sale and leaseback transactions, Capital Lease Obligations, industrial revenue bonds and Purchase Money Obligations permitted to be incurred under clause
      (x) of the definition of "Permitted Indebtedness;" (x) Liens securing any Indebtedness of the Borrower or any Subsidiary which is a Guarantor permitted to be incurred pursuant to clauses (vi) (to the extent permitted under the Senior Note Indenture), (viii), (xi) and (xv) of the definition of "Permitted Indebtedness;" (xi) Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (xii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business; (xiii) attachment or judgment Liens not giving rise to a Default or an Event of Default; and (xiv) leases, subleases, easements, rights-of-way, encroachments and other survey defects, restrictions and other similar charges or encumbrances not materially interfering with the ordinary conduct of business of the Borrower or any of its Subsidiaries.

            "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
      Section 3(5) of ERISA.



                                                    (TERM LOAN AGREEMENT)

            "PREFERRED STOCK": with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

            "PROPERTIES":  as defined in subsection 4.17(a).

            "PURCHASE MONEY OBLIGATIONS": any Indebtedness secured by a Lien on assets related to the business of the Borrower or its Subsidiaries, and any additions and accessions thereto, which are purchased by the Borrower or any Subsidiary at any time after the Notes are issued; PROVIDED that
      (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii)(A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Borrower or any Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

            "QUALIFIED CAPITAL STOCK": of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

            "REDEEMABLE CAPITAL STOCK": any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

            "REFERENCE LENDERS": Wells Fargo and two other Lenders or lenders under the Credit Agreement to be appointed with the consent of the Facility Manager and the Borrower.

            "REGISTER":  as defined in subsection 10.6(d).



                                                    (TERM LOAN AGREEMENT)

            "REGISTRATION RIGHTS AGREEMENT": the Registration Rights Agreement, dated as of July 21, 1997, between the Borrower and the initial purchaser of the Senior Notes for the benefit of the holders of the Senior Notes.

            "REGULATION U": Regulation U of the Board as in effect from time to time.

            "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
      Section 4241 of ERISA.

            "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the 30-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

            "REQUIRED LENDERS": at any time, Lenders holding at least 51% of the then outstanding principal amount of the Loans (or, prior to the Closing Date, the Commitments).

            "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "RESPONSIBLE OFFICER": the chief executive officer or the president of the Borrower or, with respect to financial matters, the chief financial officer or the vice president-finance of the Borrower.

            "RESTRICTED PAYMENT":  as defined in subsection 7.2.

            "REVOLVING CREDIT LOANS": the revolving credit loans of the Borrower under the Credit Agreement.

            "SECURITIES ACT": the Securities Act of 1933, as amended from time to time, and any successor statute.

            "SECURITY DOCUMENTS": the collective reference to the Borrower Security Agreement, the Stock Pledge Agreements, the Subsidiary Security Agreements and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

            "SENIOR INDEBTEDNESS": any Indebtedness which ranks PARI PASSU in right of payment with, and which is not expressly by its terms subordinated in right of payment


                                                    (TERM LOAN AGREEMENT)
      of principal, interest or premium, if any, to the Notes, whether or not such Indebtedness is secured.

            "SENIOR NOTE INDENTURE": the Indenture dated as of July 21, 1997 between the Borrower, as issuer, and Marine Midland Bank, as trustee, as the same may be amended, supplemented or otherwise modified from time to time, except as prohibited by the terms hereof.

            "SENIOR NOTES": the 8 7/8% Senior Notes Due 2004 issued by the Borrower in the aggregate original amount of $150,000,000 pursuant to the Senior Note Indenture, together with such new senior notes issued by the Borrower subsequent to the Closing Date in exchange for any or all of the Senior Notes pursuant to the terms of the Registration Rights Agreement in the aggregate principal amount equal to the aggregate principal amount of the Senior Notes so exchanged, which new senior notes shall be registered under the Securities Act.

            "SENIOR SUBORDINATED INDENTURE": the Indenture dated as of February 2, 1994 between the Borrower, as Issuer, and IBJ Schroder Bank & Trust Company, as Trustee, as the same has been and may be amended, supplemented or otherwise modified from time to time, except as prohibited by the terms hereof.

            "SENIOR SUBORDINATED NOTES": the Senior Subordinated Notes of the Borrower issued pursuant to the Senior Subordinated Indenture.

            "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "STATED MATURITY": when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

            "STOCK PLEDGE AGREEMENTS": the collective reference to the Borrower Stock Pledge Agreement and the Subsidiary Stock Pledge Agreements.

            "SUBORDINATED INDEBTEDNESS": Indebtedness of the Borrower subordinated in right of payment to the Notes, including, without limitation, the Senior Subordinated Notes.

            "SUBSIDIARIES GUARANTEE": the Guarantee to be made by the Subsidiaries listed as Subsidiary Guarantors on Schedule 4.15, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.



                                                    (TERM LOAN AGREEMENT)

            "SUBSIDIARY": as to any Person, a majority of the equity ownership or the Voting Stock of which is at the time owed, directly or indirectly, by the Borrower or by one or more other Subsidiaries, or by the Borrower and one or more other Subsidiaries; PROVIDED that, an Unrestricted Subsidiary shall not be deemed a Subsidiary for purposes of this Agreement.

            "SUBSIDIARY SECURITY AGREEMENT": each Subsidiary Security Agreement to be executed and delivered by each Domestic Subsidiary, in substantially the form of Exhibit B-3, as the same may be amended, supplemented or otherwise modified from time to time.

            "SUBSIDIARY STOCK PLEDGE AGREEMENT": each Pledge Agreement to be executed and delivered by each Domestic Subsidiary, substantially in the form of Exhibit B-4, as the same may be amended, supplemented or otherwise modified from time to time.

            "SYNDICATION AGENT": as defined in the introduction to this Agreement and also means and includes any successor syndication agent appointed pursuant to subsection 9.9.

            "TEMPORARY CASH INVESTMENTS": (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, the Facility Manager or a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard & Poor's Corporation ("S&P") or any successor rating agency,
      (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of Borrower) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (iv) any money market deposit accounts issued or offered by the Facility Manager or a domestic commercial bank having a capital and surplus in excess of $500,000,000.

            "TERM A LOANS": the tranche A term loans of the Borrower under the Credit Agreement in the original principal amount of $55,000,000.

            "TRADEMARK SUBSIDIARY AGREEMENT": the Trademark Subsidiary Agreement, dated the Closing Date, made by the Borrower and Playtex Marketing Corporation in


                                                    (TERM LOAN AGREEMENT)
      favor of the Collateral Agent, substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time.

            "TRANSACTION COSTS": the fees, costs and expenses paid or payable by any Loan Party pursuant hereto on the Closing Date and other fees, costs, premiums and expenses paid or payable by any Loan Party in connection with the Transactions.

            "TRANSACTIONS": the transactions contemplated under this Agreement and the other Loan Documents on the Closing Date, the repayment of the Borrower's indebtedness under the Existing Credit Agreement, the issuance of the Senior Notes, the borrowing of the Term A Loans and the Revolving Credit Loans and other transactions related to any of the foregoing.

            "TRANSFEREE":  as defined in subsection 10.6(f).

            "TYPE": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

            "UNRESTRICTED SUBSIDIARY": any subsidiary that would but for this definition of "Unrestricted Subsidiary" be a Subsidiary organized or acquired after the date of this Agreement as to which all of the following conditions apply: (a) neither the Borrower nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) provides credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); (b) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness; (c) neither the Borrower nor any of its Subsidiaries (other than Unrestricted Subsidiaries) has made an Investment in such Unrestricted Subsidiary unless such Investment was permitted by the provisions of subsection 7.2; and (d) the Board of Directors of the Borrower, as provided below, shall have designated such Subsidiary (including any newly formed or acquired Subsidiary) to be an Unrestricted Subsidiary; PROVIDED that after giving effect to such designation, such Subsidiary does not own, directly or indirectly, any Capital Stock of any other Subsidiary. Any such designation by the Board of Directors of the Borrower shall be evidenced to the Agents by filing with the Agents a Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of the Borrower may designate any Unrestricted Subsidiary as a Subsidiary; PROVIDED that (i) immediately after giving PRO FORMA effect to such designation, the Borrower could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under subsection 7.1 of the Agreement; and (ii) all Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred on the date such Unrestricted Subsidiary becomes a Subsidiary. Any subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of this Agreement.



                                                    (TERM LOAN AGREEMENT)

            "UNRESTRICTED SUBSIDIARY INDEBTEDNESS": of any Unrestricted Subsidiary, the Indebtedness of such Unrestricted Subsidiary (a) as to which neither the Borrower nor any Subsidiary is directly or indirectly liable (by virtue of the Borrower or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), and (b) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Borrower or any Subsidiary to declare, a default on such Indebtedness of the Borrower or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

            "VOTING STOCK": stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            "WELLS FARGO":  as defined in the introduction to this Agreement.

            "WHOLLY OWNED SUBSIDIARY": a Subsidiary all the outstanding Capital Stock (other than directors' qualifying shares) of which are owned by the Borrower or another Wholly Owned Subsidiary.

            1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Note or any certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in any Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified and references to Schedules to this Agreement are references to such Schedules as amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.




                                                    (TERM LOAN AGREEMENT)

                               SECTION 2.  LOANS

            2.1   LOANS.

            (a) Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (a "LOAN"; collectively, the "LOANS") to the Borrower on the Closing Date in an amount not to exceed the amount of the Commitment of such Lender.

            (b) The Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Facility Manager in accordance with subsections 2.2 and 3.4.

            (c) The proceeds of the Loans shall be used on the Closing Date, together with other funds available to the Borrower, including, without limitation, the proceeds of the Senior Notes under the Senior Note Indenture, the Term A Loans and the Revolving Credit Loans under the Credit Agreement, to refinance in full the Existing Term Loans and Existing Revolving Credit Loans and to pay the Transaction Costs in an aggregate amount not exceeding $10,000,000.

            2.2 PROCEDURE FOR BORROWING. The Borrower shall give the Facility Manager irrevocable notice (which notice must be received by the Facility Manager prior to 1:00 P.M., New York City time, (a) 3 Business Days prior to the Closing Date, if all or any part of the Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the Closing Date, otherwise) requesting that the Lenders make the Loans on the Closing Date and specifying (i) the amount to be borrowed, (ii) whether the Loans are to be initially Eurodollar Loans, ABR Loans or a combination thereof, and (iii) if the Loans are to be entirely or partly Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of such notice the Facility Manager shall promptly notify each Lender having a Commitment thereof. Not later than 10:00 A.M. on the Closing Date each Lender shall make available to the Facility Manager at its office specified in subsection 10.2 the amount of such Lender's pro rata share of its Loans in immediately available funds. The Facility Manager shall on such date credit the account of the Borrower on the books of such office of the Facility Manager with the aggregate of the amounts made available to the Facility Manager by the Lenders and in like funds as received by the Facility Manager.


                        SECTION 3.  GENERAL PROVISIONS

            3.1 FEES. (a) The Borrower agrees to pay to the Facility Manager for its own account the annual administrative fee agreed upon by the Facility Manager, the Arranger and the Borrower.



                                                    (TERM LOAN AGREEMENT)

            (b) The Borrower shall pay to the Arranger and the Syndication Agent the amounts set forth in the letter agreement dated July 2, 1997 among the Arranger, the Syndication Agent and the Borrower in the amounts and on the dates set forth therein. The Arranger shall pay on the Closing Date to each Lender such amounts as have been agreed upon by the Arranger and such Lender.

            3.2 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay to the Facility Manager for the account of each Lender the principal amount of the Loans of such Lender, in 25 installments, commencing September 15, 1997, each such installment in an amount equal to such Lender's pro rata share of the respective amounts set forth for the Loans in
Schedule 3.2 for such installment (or the then unpaid principal amount of such Loan, on the date that the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 3.6.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Facility Manager, acting for this purpose as an agent of the Borrower, shall maintain the Register pursuant to subsection 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and, in the case of Eurodollar Loans, each Interest Period applicable thereto, (ii) each continuation thereof and each conversion of all or a portion thereof to another Type, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) both the amount of any sum received by the Facility Manager hereunder from the Borrower and each Lender's share thereof.

            (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 3.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded: PROVIDED, HOWEVER, that the failure of any Lender or the Facility Manager to maintain the Register or any such account, as the case may be, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

            (e) The Borrower agrees that, upon request to the Facility Manager by any Lender (other than a Notifying Lender), the Borrower will execute and deliver to such Lender (i) a promissory note of the Borrower evidencing the Loan of such Lender, substantially in the form of Exhibit A, with appropriate insertions as to date and principal amount (a "Note"), payable to the order of such Lender and representing the obligation of the Borrower to pay a principal amount equal to the amount of the Loan of such Lender, with interest on the unpaid


                                                    (TERM LOAN AGREEMENT)
principal amount thereof from time to time outstanding under such Note as set forth in subsection 3.6. Each Lender is hereby authorized to record the date, Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or repayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of any Note requested by it to evidence such Loan, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded, PROVIDED that the failure by any Lender to make any such recordation or any error in any such recordation shall not affect any of the obligations of the Borrower.

            3.3 OPTIONAL AND MANDATORY PREPAYMENT. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty except as otherwise provided in subsection 3.3(b) below, upon at least three Business Days' in the case of Eurodollar Loans, or one Business Day's in the case of ABR Loans, irrevocable notice to the Facility Manager, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Facility Manager shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 3.13 and accrued interest to such date and premium, if any, on the amount prepaid. Partial prepayments of the Loans shall be applied to the remaining installments of principal thereof in direct order of their scheduled maturities. Amounts prepaid on account of the Loans may not be reborrowed. Partial voluntary prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

            (b) Any voluntary prepayment of the Loans made on or prior to the third anniversary of the Closing Date shall be subject to the payment of a premium, as set forth below:

                  (i) 3.0% of the principal amount of Loans prepaid pursuant to subsection 3.3(a) on or prior to the first anniversary of the Closing Date;

                  (ii) 2.0% of the principal amount of Loans prepaid pursuant to subsection 3.3(a) subsequent to the first anniversary and prior to or on the second anniversary of the Closing Date; and

                  (iii) 1.0% of the principal amount of Loans prepaid pursuant to subsection 3.3(a) subsequent to the second anniversary and prior to or on the third anniversary of the Closing Date.

            (c) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale, such Net Cash Proceeds


                                                    (TERM LOAN AGREEMENT)
shall be applied in accordance with the provisions of subsection 7.5. If the Borrower is required to apply any portion of any Net Cash Proceeds to prepay any Indebtedness evidenced by the Senior Subordinated Notes, the Senior Notes or the Term A Loans or to reduce the Acquisition Revolving Credit Commitments under the terms of the Senior Subordinated Note Indenture, the Senior Note Indenture or the Credit Agreement, respectively, then notwithstanding anything contained in this subsection 3.3 to the contrary, the Borrower shall apply such Net Cash Proceeds toward the prepayment of the Loans as provided in this subsection 3.3(c) so as to eliminate any obligation to prepay such other Indebtedness. Any prepayment of the Loans pursuant to this subsection 3.3(c) shall be made on a pro rata basis with the prepayment of the Term A Loans and, from and after December 15, 2000, the permanent reduction of the Acquisition Revolving Credit Commitments in accordance with the provisions of subsection 6.3(c) of the Credit Agreement.

            (d) If, subsequent to the Closing Date, a Change of Control shall occur, the Borrower shall prepay the Loans in full, without the payment of any premium or penalty, upon the occurrence of such Change of Control.

            (e) All mandatory prepayments of the Loans shall be applied to the remaining installments of the Loans ratably according to the amounts thereof. The application of prepayments referred to in the preceding sentence shall be made first to ABR Loans and second to Eurodollar Loans. Mandatory prepayments of the Loans may not be reborrowed.

            (f) On the date which is the earlier of (x) 30 days after the date on which a "change of control" (as defined in any of the Senior Subordinated Indenture, the Senior Note Indenture or the Credit Agreement) occurs and (y) the date on which the Borrower shall have offered to repurchase or shall be required to prepay, as the case may be, the Senior Subordinated Notes, the Senior Notes or the Term A Loans and the Revolving Credit Loans or to terminate the Revolving Credit Commitments (as defined in the Credit Agreement) as a result of such change of control, the Borrower shall prepay the Loans in full without the payment of any premium or penalty.

            (g) In the event the amount of any prepayment of Loans required to be made under this subsection 3.3 (other than subsections 3.3(d) and 3.3(f)) shall exceed the aggregate principal amount of such Loans which are ABR Loans (the amount of any such excess being called the "EXCESS AMOUNT"), the Borrower shall have the right, in lieu of making such prepayment in full, to prepay all such outstanding ABR Loans when due and to deposit on the date of the required prepayment an amount equal to the Excess Amount with the Collateral Agent in a cash collateral account maintained by and in the sole dominion and control of the Collateral Agent. Any amounts so deposited shall be held by the Collateral Agent as collateral security for the Obligations (as defined in the Borrower Security Agreement) and applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. On any Business Day on which (A) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day pursuant to this subsection 3.3(g) and (B) the Borrower shall have delivered to the


                                                    (TERM LOAN AGREEMENT)

Collateral Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Cash Equivalents specified in such request, the Collateral Agent shall invest such remaining collected amounts in such Cash Equivalents on an overnight basis; PROVIDED, HOWEVER, that the Collateral Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account. Any such deposited amounts so invested (together with any interest thereon) shall be deposited in such cash collateral account not later then 11:30 a.m. on the next succeeding Business Day.

            3.4 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Facility Manager at least one Business Day's prior irrevocable notice of such election, PROVIDED that any such conversion may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Facility Manager at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Facility Manager shall promptly notify each Lender. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, PROVIDED that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Facility Manager has or the Required Lenders have determined that such a conversion is not appropriate and
(ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the date of the final payment of Loans.

            (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Facility Manager, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Facility Manager has or the Required Lenders have determined that such a continuation is not appropriate or
(ii) after the date that is one month prior to the date of the final payment of principal of Loans and PROVIDED, FURTHER that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

            (c) Notwithstanding anything herein to the contrary, no Loan shall be made as, or converted to, a Eurodollar Loan with an Interest Period longer than one month prior to 30 days following the Closing Date or such earlier date as the Facility Manager shall notify the Borrower that Loans may be made as or converted to Eurodollar Loans with Interest Periods longer than one month.



                                                    (TERM LOAN AGREEMENT)

            3.5 MAXIMUM NUMBER OF INTEREST PERIODS. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be made pursuant to such elections so that, after giving effect thereto, the aggregate number of Interest Periods in effect shall not exceed eight.

            3.6 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the sum of the Eurodollar Rate determined for such day plus the Applicable Eurodollar Margin.

            (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable ABR Margin.

            (c) If all or a portion of (i) the principal amount of any Loan,
(ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, commitment fee or other amount, the rate described in subsection 3.6(b) plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

            (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to subsection 3.6(c) shall be payable from time to time on demand.

            (e) If any Reference Lender shall resign as such, such Reference Lender shall thereupon cease to be a Reference Lender, and the Borrower and the Facility Manager (after consultation with the Lenders) shall, by notice to the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

            (f) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Facility Manager as contemplated hereby. If a Reference Lender shall be unable or shall otherwise fail to supply such rates to the Facility Manager upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

            3.7 COMPUTATION OF INTEREST AND FEES. (a) Whenever the ABR is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest and fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Facility Manager shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of


                                                    (TERM LOAN AGREEMENT)
business on the day on which such change becomes effective. The Facility Manager shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Facility Manager pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Facility Manager shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Facility Manager in determining any interest rate pursuant to subsection 3.6(a) or (b).

            3.8 INABILITY TO DETERMINE INTEREST RATE. (a) If prior to the first day of any Interest Period:

            (i) the Facility Manager shall have determined (which determination, in the absence of manifest error, shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

            (ii) the Facility Manager shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Facility Manager shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans that were to be continued as such for such Interest Period, shall be converted on such first day to ABR Loans. Until such notice has been withdrawn by the Facility Manager, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans. The Facility Manager agrees to withdraw any such notice as soon as reasonably practicable after the Facility Manager is notified of a change in circumstances which makes such notice inapplicable.

            (b) If prior to the first day of any Interest Period of nine months or more in length, the Facility Manager shall have received notice from any Lender that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lender (as conclusively certified by such Lender) of making or maintaining its affected Loans during such Interest Period, the Facility Manager shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given, subject to the provisions hereof in subsections 2.2 and 3.4 allowing the Borrower to select Interest Periods of a different length, (x) any Eurodollar Loans


                                                    (TERM LOAN AGREEMENT)
requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans for such Interest Period shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans that were to be continued as such for such Interest Period shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by such Lender (which each Lender agrees to do when the circumstances that prompted the delivery of such notice no longer exist), no further Eurodollar Loans having an Interest Period of nine months or more shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans having an Interest Period of nine months or more.

            3.9 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing of any Loans by the Borrower from the Lenders hereunder and each payment by the Borrower on account of any Loans or of any fees hereunder shall be made pro rata according to the respective share of the Lenders in the Loan or Commitments.

            (b) Whenever (i) any payment received by the Facility Manager under this Agreement or any Note or (ii) any other amounts received by the Facility Manager for or on behalf of the Borrower (including, without limitation, proceeds of collateral or payments under any guarantee) pursuant to the Intercreditor Agreement is insufficient to pay in full all amounts then due and payable to the Agents and the Lenders under this Agreement and under the other Loan Documents, such payment shall be, subject to the provisions of the Intercreditor Agreement, distributed by the Facility Manager and applied by the Facility Manager and the Lenders in the following order: FIRST, to the payment of fees and expenses due and payable to the Agents under and in connection with this Agreement; SECOND, to the payment of all expenses due and payable under subsection 10.5, ratably among the Agents and the Lenders in accordance with the aggregate amount of such payments owed to the Agents and each such Lender; THIRD, to the payment of interest then due and payable hereunder, ratably in accordance with the aggregate amount of interest owed to each such Lender; and FOURTH, to the payment of the principal amount of the Loans then due and payable and, in the case of proceeds of collateral or payments under any guarantee, to the payment of any other obligations to any Lender not covered in First through Third above ratably secured by such collateral or ratably guaranteed under any such guarantee, ratably among the Lenders in accordance with the aggregate principal amount and, in the case of proceeds of Collateral or payments under any guarantee, the obligations secured or guaranteed thereby owed to each such Lender.

            (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Facility Manager, for the account of the Lenders, at the Facility Manager's office specified in subsection 10.2, in Dollars and in immediately available funds. Any payment received by the Facility Manager after such time shall be deemed to have been received on the next Business Day. The Facility Manager shall distribute such payments to the


                                                    (TERM LOAN AGREEMENT)

Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

            3.10 ILLEGALITY. (a) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (i) such Lender shall promptly after becoming aware thereof notify the Facility Manager and the Borrower thereof, (ii) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (iii) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection
3.13. If circumstances subsequently change so that it is no longer unlawful for an affected Lender to make or maintain Eurodollar Loans as contemplated hereunder, such Lender will, as soon as reasonably practicable after such Lender becomes aware of such change in circumstances, notify the Borrower and the Facility Manager, and upon receipt of such notice, the obligations of such Lender to make or continue Eurodollar Loans or to convert ABR Loans into Eurodollar Loans shall be reinstated.

            (b) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of subsection 3.10(a) with respect to such Lender, it will, if requested by the Borrower and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to change the lending office at which it books its Eurodollar Loans hereunder if such change would make it lawful for such Lender to continue to make or maintain Eurodollar Loans as contemplated hereunder, PROVIDED, HOWEVER, that such change can be made us such a manner that such Lender, in its sole determination, suffers no increased cost or economic, legal or regulatory disadvantage.

            3.11 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:



                                                    (TERM LOAN AGREEMENT)

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 3.12, changes in taxes imposed on the overall net income of such Lender or changes in franchise taxes (including branch profit taxes and taxes computed under alternate methods, at least one of which is computed on overall net income) applicable to such Lender) (each tax to which this subsection 3.11(a)(i) applies being referred to as a "COVERED TAX");

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, (A) such Lender shall promptly notify the Facility Manager and the Borrower in writing of the occurrence of such event, (B) such Lender shall promptly deliver to the Facility Manager and the Borrower a certificate describing in reasonable detail the change which has occurred, the net amount of such increased cost to such Lender (to the extent such cost has not been recovered through a corresponding increase in the interest rate otherwise chargeable with respect to the Loans) to the date of such certificate, and the method by which such amount has been calculated, and (C) the Borrower shall pay to the Facility Manager for the account of such Lender, within thirty days after delivery of the certificate referred to in clause (B) above, such amounts as will compensate such Lender for such increased cost or reduced amount receivable. Each Lender shall allocate such additional costs among its customers in good faith and on an equitable basis.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Facility Manager) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as


                                                    (TERM LOAN AGREEMENT)
will compensate such Lender for such reduction. Notwithstanding any other provision of this subsection 3.11, no Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

            (c) A certificate as to any additional amounts payable pursuant to this subsection 3.11 submitted by any Lender to the Borrower (with a copy to the Facility Manager) shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            3.12 TAXES. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (collectively, "TAXES"), now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) Taxes on net income and franchise Taxes (including without limitation branch profit Taxes, minimum Taxes and Taxes computed under alternate methods, at least one of which is computed on net income) imposed on the Facility Manager or any Lender as a result of a present or former connection between the Facility Manager or such Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Facility Manager or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) and any withholding of tax under Section 3406 of the Code or (ii) any Taxes to the extent that they are in effect and would apply as of the date any person becomes a Transferee, or as of the date the Lender changes its applicable lending office, to the extent such Taxes become applicable as a result of such change, other than a change in the applicable lending office made pursuant to subsection 3.12(e) below. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Facility Manager or any Lender hereunder, the amounts so payable to the Facility Manager or such Lender shall be increased to the extent necessary to yield to the Facility Manager or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of subsection 3.12(b) or 3.12(c), as the case may be. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Facility Manager for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt, to the extent such a receipt is received by the Borrower, or other written proof of payment showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Facility Manager the required receipts


                                                    (TERM LOAN AGREEMENT)
or other required documentary evidence, the Borrower shall indemnify the Facility Manager and the Lenders for any incremental taxes, interest or penalties that may become payable by the Facility Manager or any Lender as a result of any such failure. The agreements in this subsection 3.12(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (b) Each Lender that is a "bank" under Section 881(c)(3)(A) of the Code and that is not incorporated or organized under the laws of the United States of America or a state thereof shall:

                  (i) deliver to the Borrower and the Facility Manager on or before the date on which it becomes a Lender (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                  (ii) deliver to the Borrower and the Facility Manager two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Facility Manager;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred after the date such Lender becomes a party to this Agreement (in the event of any change in treaty, law or regulation) and prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Facility Manager. Such Lender shall certify (x) in the case of a Form 1001 or 4224 or successor applicable form, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (y) in the case of a Form W-8 or W-9 or successor applicable form, that it is entitled to an exemption from United States backup withholding tax.

            (c) Each Lender that is not a "bank" under Section 881(c)(3)(A) of the Code and that is not incorporated or organized under the laws of the United States of America or a state thereof shall:

                  (i) deliver to the Borrower and the Facility Manager on or before the date on which it becomes a Lender, either (1) (x) a statement under penalties of perjury that such Lender (A) is not a "bank" under
      Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has


                                                    (TERM LOAN AGREEMENT)
      not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (B) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code (C) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code, and
      (D) is not receiving payments under this Agreement that are effectively connected with the conduct of a trade or business within the United States and (y) an Internal Revenue Service Form W-8 or successor applicable form, or (2) (x) two duly completed copies of United States Internal Revenue Service Form 4224, or successor applicable form, and (y) and Internal Revenue Service Form W-8 or W-9 as the case may be, or successor applicable form;

                  (ii) deliver to the Borrower and the Facility Manager further copies of said forms, or any successor applicable forms or other manner of certification on or before the date that any such form or certification expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms and certifications previously delivered by such Lender, and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may be reasonably requested by the Borrower or the Facility Manager;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred after the date such Lender becomes a party to this Agreement (in the event of any change in treaty, law or regulation) and prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Facility Manager. Such Lender shall certify in the case of a Form W-8 that it is entitled to an exemption from United States backup withholding tax and in the case of any other form required to be delivered pursuant to this subsection 3.12(c) that it is entitled to receive payments under this Agreement without deduction of any United States federal income withholding tax or is exempt from United States backup withholding tax according to the requirements of such form.

            (d) Each Lender that is incorporated or organized under the laws of the United States of America or a state thereof shall:

                  (i) deliver to the Borrower and the Facility Manager, on or before the date on which it becomes a Lender, two duly completed copies of Form W-9 or successor applicable form;

                  (ii) deliver to the Borrower and the Facility Manager two further copies of said Form W-9 or any successor applicable form or other manner of


                                                    (TERM LOAN AGREEMENT)
      certification on or before the date that such Form W-9 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Facility Manager;

unless in any such case an event (including, without limitation, any change in law or regulation) has occurred after the date such Lender becomes a party to this Agreement (in the event of any change in law or regulation) and prior to the date on which any such delivery would otherwise be required which renders such form inapplicable or which would prevent such Lender from duly completing and delivering such form with respect to it and such Lender so advises the Borrower and the Facility Manager. Such Lender shall certify in the case of such form that it is exempt from United States backup withholding tax according to the requirements of such form.

            (e) Any Lender claiming additional amounts pursuant to subsection 3.11(a)(i) or 3.12 shall use its reasonable efforts (consistent with internal policy and applicable legal and regulatory restrictions) to take such action, as requested by the Borrower in writing, including, without limitation, changing its applicable lending office to another existing office of such Lender, if the taking of such action would avoid the need for or reduce the amount of any such additional amounts and would not, in the judgment of such Lender, be otherwise materially adverse to such Lender.

            (f) If the Borrower determines in good faith that a reasonable basis exists for contesting a Covered Tax or Non-Excluded Tax, the relevant Lender or the Facility Manager, as applicable, shall cooperate with the Borrower in challenging such Covered Tax or Non-Excluded Tax at the Borrower's expense if requested by the Borrower (it being understood and agreed that neither the Facility Manager nor any Lender shall have any obligation to contest, or any responsibility for contesting, any Covered Tax or Non-Excluded Tax). If any Lender or the Facility Manager, as applicable, receives a refund (whether by way of a direct payment or by offset) of any Covered Tax or Non-Excluded Tax for which a payment has been made pursuant to subsections 3.11(a)(i) or 3.12 or claims any credit or other tax benefit as a result of the payment of such Covered Tax or Non-Excluded Tax by the Borrower, which refund or credit in the good faith judgment of such Lender or the Facility Manager, as the case may be, is allocable to such payment made under subsections 3.11(a)(i) or 3.12, the amount of such refund or credit (together with any interest received thereon) shall be paid to the Borrower to the extent payment has been made in full by the Borrower pursuant to subsections 3.11(a)(i) or 3.12.

            (g) Each Person that shall become a Lender or a Participant pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection 3.12, provided that in the case


                                                    (TERM LOAN AGREEMENT)
of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

            3.13 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Eurodollar Margin or Applicable ABR Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            3.14 REPLACEMENT OF LENDER. If the Borrower becomes obligated to pay additional amounts described in subsections 3.10, 3.11 or 3.12 as a result of any condition described in such subsections and payment of such amount is demanded by any Lender, then the Borrower may, on ten Business Days' prior written notice to the Facility Manager and such Lender, cause such Lender to (and such Lender shall) assign pursuant to subsection 10.6(c) all of its rights and obligations under this Agreement to a Lender or other entity selected by the Borrower for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued interest and fees and losses and expenses of the types referred to in subsection 3.13 and all other amounts due to such Lender hereunder, PROVIDED that in no event shall the assigning Lender be required to pay or surrender to such purchasing Lender or other entity any of the fees received by such assigning Lender pursuant to this Agreement; PROVIDED, FURTHER, that such assigning Lender shall continue to be entitled to the benefits of subsection 10.5 hereof.


                  SECTION 4.  REPRESENTATIONS AND WARRANTIES

            To induce the Agents and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Agents and each Lender that:



                                                    (TERM LOAN AGREEMENT)

            4.1 FINANCIAL CONDITION. (a) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 28, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by KPMG Peat Marwick LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at March 29, 1997 and June 28, 1997 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on each such date, in each case certified by a Responsible Officer, copies of which have heretofore been furnished to the Agents, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the three-month periods then ended (subject to changes resulting from audit and normal year-end adjustments).

            (b) The unaudited PRO FORMA consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of March 29, 1997 after giving effect to the making of the Loans under this Agreement on the Closing Date, the issuance of the Senior Notes, the borrowing of the Term A Loans and the Revolving Credit Loans and the other Transactions to be consummated on or prior to the Closing Date, certified by a Responsible Officer, copies of which have heretofore been furnished to the Agents, presents fairly in all material respects on a PRO FORMA basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at such date, after giving effect to such events as if such events had occurred on such date.

            (c) All such financial statements referred to in subsection 4.1(a), including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

            (d) Except as set forth on Schedule 4.1, neither the Borrower nor any of its consolidated Subsidiaries had, at June 28, 1997, any Guaranteed Debt, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which would be reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 4.1, during the period from December 28, 1996 to and including the Closing Date there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person other than a New Subsidiary) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 28, 1996.



                                                    (TERM LOAN AGREEMENT)

            4.2 NO CHANGE. Except as set forth on Schedule 4.2, since December 28, 1996 (a) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries.

            4.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (other than Inter Stretch Ltd.) (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified and in good standing would not be reasonably likely to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            4.4 CORPORATE AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower and each of its Subsidiaries has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party. The Borrower has the corporate power and authority, and the legal right, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes. The Borrower and each of its Subsidiaries has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower or any of its Subsidiaries is a party or the consummation of the Transactions other than (i) any filings required in order to perfect and/or insure the priority of Liens created pursuant to the Security Documents and (ii) those the failure to obtain or make would not be reasonably likely to have a Material Adverse Effect. This Agreement has been duly executed and delivered on behalf of the Borrower. Each Loan Document to which the Borrower or any of its Subsidiaries is a party has been duly executed and delivered on behalf of each such Loan Party. This Agreement and each other Loan Document to which it is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing. Each Loan Document to which any of the Subsidiaries is a party constitutes a legal, valid and binding obligation of such Subsidiary enforceable against it in accordance with its terms,


                                                    (TERM LOAN AGREEMENT)
except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

            4.5 NO LEGAL BAR. Except as set forth on Schedule 4.5, the execution, delivery and performance of the Loan Documents to which the Borrower or any of its Subsidiaries is a party, the borrowings hereunder and the use of the proceeds thereof and the consummation of the Transactions will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries except for violations in the aggregate which would not be reasonably likely to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Liens (i) created or permitted by the Security Documents and (ii) which in the aggregate would not reasonably be expected to have a Material Adverse Effect).

            4.6 NO MATERIAL LITIGATION. Except as set forth on Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents, the Senior Note Indenture, the Credit Agreement or the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

            4.7 NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            4.8 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold or subleasehold interest in, all its other property (other than Intellectual Property), and none of such property is subject to any Lien except as permitted by subsection 7.4.

            4.9 INTELLECTUAL PROPERTY. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). Except as set forth on Schedule 4.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim which, in either case, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule


                                                    (TERM LOAN AGREEMENT)

4.9, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            4.10 NO BURDENSOME RESTRICTIONS. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

            4.11 TAXES. Each of the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all material taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority that if not filed or paid, as the case may be, could reasonably be expected to have a Material Adverse Effect (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed that could reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

            4.12 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used (i) for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U if such use would result in a violation of Regulation U, (ii) in any manner which would violate the provisions of Regulation G, T, U or X of the Board or (iii) to finance the acquisition of any "margin stock" in connection with a tender offer for such stock which has not been approved by the board of directors of the issuer of such stock. If requested by any Lender or the Facility Manager, the Borrower will furnish to the Facility Manager and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

            4.13 ERISA. No "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred with respect to any Plan that remains outstanding in any respect and that could reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred, each Plan has complied in all respects with the applicable provisions of ERISA and the Code and no termination of a Single Employer Plan has occurred except where such Reportable Event, noncompliance or termination could not reasonably be expected to have a Material Adverse Effect. No Lien in favor of the PBGC or a Plan has arisen that remains outstanding in any respect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, except where any such excess could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly


                                                    (TERM LOAN AGREEMENT)

Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, and no such Multiemployer Plan is in Reorganization or is Insolvent, except in each instance where such withdrawal, liability, Reorganization or Insolvency could not reasonably be expected to have a Material Adverse Effect.

            4.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. The Borrower is not an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

            4.15 SUBSIDIARIES. All of the Subsidiaries of the Borrower at the date hereof are set forth on Schedule 4.15. All Subsidiaries of the Borrower which have guaranteed the Senior Notes or the Senior Subordinated Notes are parties to the Subsidiaries Guarantee.

            4.16 PURPOSE OF LOANS. The proceeds of the Loans shall be used on the Closing Date, together with other funds available to the Borrower, including without limitation, the proceeds of the Senior Notes, the proceeds of the Term A Loans and the Revolving Credit Loans under the Credit Agreement, to refinance in full the Existing Revolving Credit Loans and Existing Term Loans and to pay the Transaction Costs in an aggregate amount not exceeding $10,000,000.

            4.17  ENVIRONMENTAL MATTERS.  Except as set forth on Schedule 4.17:

            (a) To the best knowledge of the Borrower, the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "PROPERTIES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any applicable Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

            (b) To the best knowledge of the Borrower, the Properties and all operations at the Properties are in compliance, and have in the last 5 years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any applicable Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "BUSINESS") except in either case with respect to any instances of non-compliance or violation which individually or in the aggregate


                                                    (TERM LOAN AGREEMENT)
      would not be reasonably likely to result in the payment of a Material Environmental Amount.

            (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

            (d) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this subsection, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

            (e) No judicial or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or, to the knowledge of the Borrower, will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

            (f) To the best knowledge of the Borrower, there has been no release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, violation of or in amounts or in a manner that could reasonably give rise to liability to the Borrower or its Subsidiaries under applicable Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

            4.18 SENIOR INDEBTEDNESS. The obligations of the Borrower under this Agreement and the Loan Documents constitute "Senior Indebtedness" and "Designated Senior Indebtedness", as such terms are defined in the Senior Subordinated Indenture; and the


                                                    (TERM LOAN AGREEMENT)
obligations of the Borrower under the Apparel Notes are subordinated in right of payment to all amounts payable by the Borrower under this Agreement and the Loan Documents and under any refinancing of such amounts (unless such refinancing is not entitled to be "Senior Debt" as such term is defined in the Indenture relating to the Old Playtex Products Subordinated Debt). This Agreement constitutes a "Credit Agreement" as defined in the Senior Subordinated Indenture, including without limitation for purposes of clauses (i) and (ii) of the definition of "Permitted Indebtedness" and the definitions of "Senior Indebtedness" and "Designated Senior Indebtedness"; and the security granted by the Borrower's Subsidiaries to the Collateral Agent for the benefit of the Lenders under the Security Documents constitutes either security permitted to be granted by Subsidiaries for purposes of clause (c)(y)(1)(B) of Section 1013 of the Senior Subordinated Indenture or a refinancing of permitted Liens pursuant to clauses (ii) and (xiii) of the definition of "Permitted Indebtedness" under the Senior Subordinated Indenture, and the Guarantee executed by the Borrower's Subsidiaries constitutes either guarantees permitted to be granted by Subsidiaries for purposes of clause (c)(y)(2)(iv) of Section 1013 of the Senior Subordinated Indenture or a refinancing of permitted guarantees pursuant to clauses (ii) and (xiii) of the definition of "Permitted Indebtedness" under the Senior Subordinated Indenture. This Agreement constitutes a "Credit Agreement" as defined in the Senior Note Indenture, including without limitation for purposes of clauses (i) and (ii) of the definition of "Permitted Indebtedness" and clause (i) of the definition of "Permitted Liens" and the Guarantee and the Liens granted by the Borrower's Subsidiaries in favor of the Collateral Agent for the benefit of the Lenders constitute permitted guarantees and Liens under clause (ii) of the definition of "Permitted Indebtedness" under the Senior Note Indenture.

            4.19 DISCLOSURE. No statement or information (other than projections and PRO FORMA financial information) contained in this Agreement, any other Loan Document, the Offering Memorandum relating to the Senior Notes or any other document, certificate or written statement furnished to the Agents or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or any other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Offering Memorandum, as of the Closing Date) any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and PRO FORMA financial information contained in the materials referenced above were prepared in good faith, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth thereto by a material amount. As of the Closing Date, there is no fact known to any Loan Party and not previously disclosed to the Agents and the Lenders in writing prior to the date hereof (other than general economic conditions, which conditions are commonly known and affect businesses generally) which has, or which could reasonably be expected to have, in the reasonable judgment of such Loan Party, a Material Adverse Effect.



                                                    (TERM LOAN AGREEMENT)

            4.20 COLLATERAL DOCUMENTS. Each of the Security Documents is effective to create in favor of the Collateral Agent for the ratable benefit of the Lenders and the lenders under the Credit Agreement, a legal, valid and enforceable security interest in the Collateral described therein and when (i) UCC financing statements have been filed in the offices listed on Schedule 4.20,
(ii) the Borrower Security Agreement and the Subsidiary Security Agreement have been filed with the United States Patent and Trademark Office, (iii) the Collateral Agent has possession of all Pledged Stock (as defined in the Pledge Agreements) and (iv) the Existing Credit Agreement, the other Existing Loan Documents and all filings made in connection therewith have been duly terminated, such security interests will (except with respect to Inventory located outside of the United States) constitute perfected liens on, and security interests in, all right, title and interest of the Loan Party party thereto in the Collateral described therein, subject only to Liens permitted to exist pursuant to this Agreement.


                       SECTION 5.  CONDITIONS PRECEDENT

            5.1 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement and the agreement of each Lender to make the initial Loans requested to be made by it is subject to the satisfaction, immediately prior to or substantially concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

            (a) LOAN DOCUMENTS AND RELATED DOCUMENTS. The Syndication Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender,
      (ii) the Senior Note Indenture, executed and delivered by a duly authorized officer of the Borrower, (iii) the Credit Agreement, executed by a duly authorized officer of the Borrower, (iv) the Guarantee, executed and delivered by a duly authorized officer of each Domestic Subsidiary,
      (v) the Subsidiary Stock Pledge Agreements executed by a duly authorized officer of each Domestic Subsidiary, together with an Acknowledgement and Consent thereto executed by a duly authorized officer of the Issuer (as defined therein), (vi) the Subsidiary Security Agreements executed and delivered by a duly authorized officer of each Domestic Subsidiary, (vii) the Borrower Security Agreement, executed by a duly authorized officer of the Borrower, (viii) the Borrower Stock Pledge Agreement, executed by a duly authorized officer of the Borrower, together with an Acknowledgment and Consent thereto executed by a duly authorized officer of Playtex Beauty Care, Inc., Playtex Investment Corp., Playtex International Corp., Playtex Manufacturing, Inc., Playtex Sales & Services, Inc., Smile Tote, Inc., Sun Pharmaceuticals Corp. and TH Marketing Corp., (ix) the Trademark Subsidiary Agreement, executed and delivered by a duly authorized officer of each party thereto, (x) for each Lender requesting the same pursuant to subsection 3.2(e), its Notes executed by a duly authorized officer of the Borrower and (xi) the Intercreditor Agreement, executed and delivered by a duly authorized officer of each party thereto.



                                                    (TERM LOAN AGREEMENT)

            (b) EXISTING RELATED AGREEMENTS. The Syndication Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Trademark Licenses (as defined in the Borrower Security Agreement), the Apparel Notes and such other documents or instruments as may be reasonably requested by any Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower, or its Subsidiaries may be a party.

            (c) BORROWING CERTIFICATE. The Syndication Agent shall have received a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, satisfactory in form and substance to the Syndication Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

            (d) CORPORATE PROCEEDINGS OF THE LOAN PARTIES. The Syndication Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Syndication Agent, of the Board of Directors of each Loan Party authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party, (ii) in the case of the Borrower, the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Syndication Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

            (e) INCUMBENCY CERTIFICATES. The Syndication Agent shall have received a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document on the Closing Date, satisfactory in form and substance to the Syndication Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

            (f) CORPORATE DOCUMENTS. The Syndication Agent shall have received true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

            (g) CONSENTS, AUTHORIZATIONS AND FILINGS. The Syndication Agent shall have received a certificate of a Responsible Officer of the Borrower
      (i) attaching copies of all consents, authorizations and filings referred to in subsection 4.4, and (ii) stating that such consents, authorizations and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance reasonably satisfactory to the Syndication Agent.



                                                    (TERM LOAN AGREEMENT)

            (h) FEES AND EXPENSES. The Agents, the Arranger, and the Lenders shall have received the fees and expenses required to be received by it on the Closing Date referred to in subsection 3.1.

            (i) LEGAL OPINIONS. The Syndication Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                  (i) the executed legal opinion of Paul, Weiss, Rifkind,
            Wharton & Garrison, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit E-1; and the executed legal opinions of Paul, Weiss, Rifkind, Wharton & Garrison, with respect to each of (1) the Senior Notes and the Senior Note Indenture and (2) the Term A Loans, the Revolving Credit Loans and the Credit Agreement, together with a reliance letter authorizing the Facility Manager, the Syndication Agent and the Lenders to rely on such opinions as though addressed to them;

                  (ii) the executed legal opinion of Cummings and Lockwood,
            L.P., special local counsel to the Borrower, substantially in the form of Exhibit E-2;

                  (iii) the executed legal opinion of Paul E. Yestrumskas,
            General Counsel of the Borrower, substantially in the form of Exhibit E-3;

                  (iv) the executed legal opinion of Amster, Rothstein &
            Ebenstein, special counsel to the Borrower with respect to intellectual property matters, substantially in the form of Exhibit E-4; and

                  (v) the executed legal opinion of Rosenfeld, Meyer & Susman,
            LLP, special local counsel to Smile Tote, Inc., substantially in the form of Exhibit E-5.

      Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Syndication Agent may reasonably require.

            (j) PLEDGED STOCK; STOCK POWERS. The Syndication Agent shall have received stock certificates for each share of Capital Stock pledged pursuant to the Borrower Pledge Agreement and pursuant to the Subsidiary Stock Pledge Agreements, together with a blank undated stock power for each such certificate signed by the pledgor of such certificate.

            (k) ACTIONS TO PERFECT LIENS. The Syndication Agent shall have received (i) UCC-1 Financing Statements in form and substance satisfactory to the Syndication Agent and the Arranger for each jurisdiction listed on
      Schedule III to the Borrower Security Agreement and Schedule III to the Subsidiary Security Agreement and all other agreements, documents and instruments that may be necessary or desirable in


                                                    (TERM LOAN AGREEMENT)
      order to create in favor of the Collateral Agent, for the benefit of the Lenders, a valid and perfected first priority security interest in the Collateral, and (ii) UCC-3 Termination Statements in respect of each UCC-I Financing Statement filed with respect to collateral securing the Existing Credit Agreement or any guaranty obligations in connection therewith and any other agreements, documents and instruments that may be necessary to terminate the security interest granted to the agent under the Existing Credit Agreement (including, without limitation, any termination statements to be filed with the U.S. Patent and Trademark Office).

            (l) LIEN SEARCHES. The Syndication Agent shall have received the results of a recent search by a Person satisfactory to the Syndication Agent of Uniform Commercial Code filings which may have been filed with respect to personal property of the Borrower and its material domestic Subsidiaries, and the results of such search shall be satisfactory to the Syndication Agent.

            (m) INSURANCE. The Syndication Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of subsection 6.5 shall have been satisfied.

            (n) ISSUANCE OF SENIOR NOTES AND THE BORROWING OF TERM A LOANS AND REVOLVING CREDIT LOANS. (1) On or prior to the Closing Date, (a) the Borrower and the other parties thereto shall have executed and delivered the Senior Notes and the Senior Note Indenture, in each case all of the terms and conditions (including without limitation with respect to interest rates, amortization, maturity, representations and warranties, covenants, remedies and events of default) of which, and all of the exhibits of which, shall be in form and substance satisfactory to the Syndication Agent and the Arranger, (b) all conditions precedent to the issuance of the Senior Notes shall have been satisfied or, with the consent of the Syndication Agent and the Arranger, waived, (c) the Senior Notes shall have been issued under the Senior Note Indenture in an aggregate principal amount of $150,000,000 and (d) the Borrower shall have received gross proceeds from the issuance thereof in an aggregate amount equal to $150,000,000. The Borrower shall have delivered to the Syndication Agent a fully executed or conformed copy of the Senior Note Indenture (including all exhibits and schedules thereto) and a specimen copy of the Senior Notes.

            (2) On or prior to the Closing Date, (a) the Borrower and the other parties thereto shall have executed and delivered the Credit Agreement, the promissory notes evidencing the Term A Loans, the Revolving Credit Loans and the Intercreditor Agreement, in each case all of the terms and conditions (including without limitation with respect to interest rates, amortization, maturity, representations and warranties, covenants, remedies and events of default) of which, and all of the exhibits of which, shall be in form and substance satisfactory to the Syndication Agent and the Arranger, (b) all conditions precedent to the borrowing of the Term A Loans and the Revolving Credit Loans shall have been satisfied or, with the consent of the Syndication Agent


                                                    (TERM LOAN AGREEMENT)
      and the Arranger, waived and (c) the Borrower shall have received gross proceeds from the borrowing of the Term A Loans and the Revolving Credit Loans under the Credit Agreement in an aggregate amount equal to $101,900,000. The Borrower shall have delivered to the Syndication Agent a fully executed or conformed copy of the Credit Agreement and the Intercreditor Agreement (including all exhibits and schedules thereto) and copies of the promissory notes evidencing the Term A Loans and the Revolving Credit Loans.

            (o) TRANSACTION COSTS. The Transaction Costs shall not exceed $10,000,000.

            (p) REFINANCING OF EXISTING LOANS. The Syndication Agent shall have received evidence satisfactory to it that (i) all Existing Revolving Credit Loans and Existing Term Loans will be refinanced in full as contemplated by subsection 4.16, (ii) the agent under the Existing Credit Agreement will receive from the Borrower for, if applicable, the account of the Existing Lenders (w) all accrued and unpaid interest under the Existing Credit Agreement, (x) any costs payable to any Existing Lender pursuant to the Existing Credit Agreement as a result of the refinancing of such Existing Lender's Existing Term Loans or Existing Revolving Credit Loans, (y) all accrued and unpaid fees (including letter of credit commissions and commitment fees) owing under the Existing Credit Agreement and (z) any other amounts owing to any Existing Lender under the Existing Credit Agreement notified in writing to the Borrower by the existing agent or any Existing Lender and (iii) the commitments to lend under the Existing Credit Agreement will be terminated. The Borrower shall have delivered to the Syndication Agent all termination statements, satisfactions and releases as to any financing statements which shall release all liens securing any and all indebtedness under the Existing Credit Agreement and other releases relating to any guarantees executed in connection therewith.

            (q)   FINANCIAL STATEMENTS.

                  (a) The Syndication Agent shall have received from the
            Borrower (i) audited financial statements of the Borrower and its consolidated Subsidiaries for fiscal years 1994, 1995 and 1996, consisting of consolidated balance sheets and the related consolidated statements of income and cash flows for such fiscal years, and (ii) unaudited financial statements of the Borrower and its consolidated Subsidiaries as at March 29, 1997 and June 28, 1997, each consisting of a consolidated balance sheet and the related consolidated statements of income and cash flows for the three-month period ending on such date, all in reasonable detail and certified by a Responsible Officer of the Borrower that they fairly present in material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at the dates indicated and the consolidated results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.


                                                    (TERM LOAN AGREEMENT)

                  (b) The Syndication Agent shall have received the PRO FORMA balance sheet of the Borrower and its Subsidiaries referred to in subsection 4.1(b), which shall be in form and substance satisfactory to the Syndication Agent.

            (r) NO MATERIAL ADVERSE CHANGE. Since December 28, 1996, or the date of the audited financial statements most recently filed with the Securities and Exchange Commission or other appropriate government agency, no Material Adverse Effect shall have occurred.

            (s) LITIGATION. There shall exist no pending or threatened material litigation, proceedings or investigations which (x) would contest the consummation of any of the Transactions or (y) could reasonably be expected to have a Material Adverse Effect.

            (t) TRANSACTIONS. The Syndication Agent and the Arranger shall be reasonably satisfied that the aggregate sources of proceeds are sufficient to consummate the Transactions.

            (u) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Syndication Agent and the Arranger, and the Syndication Agent and the Arranger shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.


                       SECTION 6.  AFFIRMATIVE COVENANTS

            The Borrower hereby agrees that, so long as any Commitments remain in effect or any other amount is owing to any Lender or the Agents hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

            6.1   FINANCIAL STATEMENTS.  Furnish to the Agents:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG Peat Marwick or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders; and


                                                    (TERM LOAN AGREEMENT)

            (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the corresponding figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein) and except that the quarterly financial statements provided pursuant to subsection 6.1(b) shall only be required to include footnotes to the extent such footnotes would be required to be included on Form 10-Q filed with the Securities and Exchange Commission.

            6.2   CERTIFICATES; OTHER INFORMATION.  Furnish to the Agents:

            (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

            (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents, to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

            (c) not later than 45 days following the end of each fiscal quarter of the Borrower, the Borrower shall deliver a certificate of a Responsible Officer for any fiscal quarter in which aggregate Asset Sales exceed $5,000,000 describing in reasonable detail such Asset Sales and the derivation and intended application of the Net Cash Proceeds thereof;

            (d) not later than 40 days after the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year prepared on a quarterly basis, such projections to be accompanied by a certificate of a Responsible


                                                    (TERM LOAN AGREEMENT)

      Officer to the effect that such projections have been prepared in good faith on the basis of reasonable assumptions and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

            (e) within five days after the same are sent, (i) copies of all financial statements and reports which the Borrower sends to its stockholders, and (ii) within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

            (f) promptly, such additional financial and other information as the Agents or any Lender may from time to time reasonably request; PROVIDED that any such information specifically requested by any Lender shall be delivered to such Lender directly by the Borrower.

            6.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

            6.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except (a) if (i) in the reasonable business judgment of the Borrower or such Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges or franchises, and (ii) such failure to preserve and maintain such rights, privileges or franchises would not, in the aggregate, be reasonably likely to have a Material Adverse Effect and (b) as otherwise permitted pursuant to subsection 7.8, comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; and, with respect to the Borrower on a consolidated basis, continue to engage in the consumer products and related or incidental consumer services business and in extensions of the Borrower's existing business and product lines.

            6.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition (normal wear and tear excepted), except to the extent that the failure to do so with respect to any such property would not individually or in the aggregate be reasonably likely to have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general geographic area by companies engaged in the same or a similar business (or, in


                                                    (TERM LOAN AGREEMENT)
lieu of or supplemental to such insurance, adopt such other plan or method of protection, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties or liabilities, or otherwise, and consistent with sound business practice, as may be determined by the Board of Directors of the Borrower); and furnish to the Agents and each Lender, upon written request, full information as to the insurance carried.

            6.6 INSPECTION OF PROPERTY, BOOKS AND RECORDS; DISCUSSION. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Agent or Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time on any Business Day and as often as may reasonably be desired and to discuss the business, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants; PROVIDED that such Agent or Lender shall notify the Borrower prior to any contact with such accountants and shall give the Borrower the opportunity to participate in such discussions.

            6.7   NOTICES.  Promptly give notice to the Agents of:

            (a)   the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or which would be reasonably likely to have a Material Adverse Effect;

            (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contributor to a Plan, the creation of any Lien (within the meaning of Section 4068 with respect to a Plan) in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
      (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan;



                                                    (TERM LOAN AGREEMENT)

            (e) any development or event which would be reasonably likely to have a Material Adverse Effect; and

            (f) no later than two Business Days prior to the making thereof, any offer by the Borrower to purchase or any repayment of, as the case may be, any Senior Subordinated Notes, Senior Notes or Term A Loans or any termination of the Revolving Credit Commitments (as defined in the Credit Agreement) pursuant to the Senior Subordinated Indenture, Senior Note Indenture or Credit Agreement, respectively, in connection with the occurrence of a "change of control" (as defined in the Senior Subordinated Indenture/Senior Note Indenture or Credit Agreement, respectively).

Each notice pursuant to this subsection 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

            The Facility Manager shall deliver to Lenders any and all financial statements, certificates, notices, other information and documents provided by the Borrower pursuant to the provisions of subsections 6.1, 6.2 and 6.7 promptly upon its receipt thereof. Notwithstanding anything to the contrary stated in this Agreement, upon the occurrence and during the continuance of an Event of Default, any financial statements, certificates, notices, other information or documents required to be delivered to the Agents by the Borrower pursuant to the provisions of subsections 6.1, 6.2 and 6.7 shall be delivered directly by the Borrower to the Agents and each Lender within the time period required thereunder.

            6.8 ENVIRONMENTAL LAWS. (a) Except as set forth on Schedule 6.8, comply with, and use its reasonable best efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in an material respects with and maintain, and use its reasonable best efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.




                                                    (TERM LOAN AGREEMENT)

                        SECTION 7.  NEGATIVE COVENANTS

            7.1 LIMITATION ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, issue, assume, guarantee, or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise incur (collectively, "incur") any Indebtedness (including any Acquired Indebtedness but excluding any Permitted Indebtedness); PROVIDED HOWEVER that the Borrower and any Subsidiary that is a Guarantor may incur Indebtedness if the Consolidated Fixed Charge Coverage Ratio for the Borrower for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness taken as one period (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Borrower and its Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period); (iii) in the case of Acquired Indebtedness, the related acquisition (as if such acquisition had been consummated on the first day of such four-quarter period); and (iv) any acquisition or disposition by the Borrower and its Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale, or asset purchase or sale or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, as if such acquisition or disposition had been consummated on the first day of such four-quarter period) is equal to or greater than 2.0:1.0.

            7.2   LIMITATION ON RESTRICTED PAYMENTS.

            (a) The Borrower will not, and will not permit any Subsidiary to, directly or indirectly:

                  (i) declare or pay any dividend on, or make any distribution to holders of, Capital Stock of the Borrower (other than dividends or distributions payable in shares of Qualified Capital Stock of the Borrower or in options, warrants or other rights to acquire such Qualified Capital Stock);

                  (ii) purchase, redeem or otherwise acquire or retire for
            value, directly or indirectly, any Capital Stock of the Borrower or any Capital Stock of any Affiliate of the Borrower (other than Capital Stock of any Subsidiary) or options, warrants or other rights to acquire such Capital Stock;

                  (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment,


                                                    (TERM LOAN AGREEMENT)
            any sinking fund payment or maturity, (x) any Subordinated Indebtedness or (y) any Senior Notes;

                  (iv) declare or pay any dividend or distribution on any
            Capital Stock of any Subsidiary to any Person (other than (x) with respect to any Capital Stock held by the Borrower or any of its Wholly Owned Subsidiaries or (y) with respect to Capital Stock held by any other Person made on a pro rata basis consistent with the ownership interests in such Capital Stock to the owners of such Capital Stock);

                  (v) incur, create or assume any guarantee of Indebtedness of any Affiliate of the Borrower (other than a Wholly Owned Subsidiary of the Borrower); or

                  (vi) make any Investment in any Person (other than any
            Permitted Investments);

      (any of the payments described in paragraphs (i) through (vi) above, other than any such action that is a Permitted Payment, collectively, "Restricted Payments") unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution), (1) no Default or Event of Default shall have occurred and be continuing; (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Borrower could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described pursuant to subsection 7.1; and (3) the aggregate amount of all such Restricted Payments declared or made after the date of this Agreement does not exceed the sum of:

                  (A)   $30,000,000;

                  (B) 50% of the aggregate cumulative Consolidated Net Income of the Borrower accrued on a cumulative basis during the period beginning on the first day of the Borrower's fiscal quarter commencing prior to the date of this Agreement and ending on the last day of the Borrower's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

                  (C) the aggregate Net Cash Proceeds received after the date of this Agreement by the Borrower from the issuance or sale (other than to any of its Subsidiaries) of its Qualified Capital Stock or any option, warrants or rights to purchase such Qualified Capital Stock of the Borrower (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below);


                                                    (TERM LOAN AGREEMENT)

                  (D) the aggregate Net Cash Proceeds received after the date of this Agreement by the Borrower (other than from any of its Subsidiaries) upon the exercise of any options or warrants to purchase Qualified Capital Stock of the Borrower; and

                  (E) the aggregate Net Cash Proceeds received after the date of this Agreement by the Borrower from debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Borrower to the extent such debt securities or Redeemable Capital Stock are originally sold for cash plus the aggregate Net Cash Proceeds received by the Borrower at the time of such conversion or exchange.

            (b) Notwithstanding the foregoing, and in the case of clauses (b),
(c) and (d) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (clauses (a) through (d) being referred to as a "Permitted Payment"):

            (a) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this subsection 7.2 and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph
      (a) of this subsection 7.2;

            (b) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Borrower in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection therewith cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary) of other Qualified Capital Stock of the Borrower; PROVIDED that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (C) of paragraph (a) of this subsection 7.2;

            (c) any repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness or any Senior Notes in exchange for, or out of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Borrower) of any Qualified Capital Stock of the Borrower; PROVIDED that the Net Cash Proceeds from the issuance of such Qualified Capital Stock are excluded from clause (C) of paragraph (a) of this subsection 7.2; and

            (d) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) or any Senior Notes (a "refinancing") through the issuance of new Subordinated Indebtedness of the Borrower or new Senior


                                                    (TERM LOAN AGREEMENT)

      Indebtedness, respectively; PROVIDED that any such new Subordinated Indebtedness or any such new Senior Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such old Subordinated Indebtedness or old Senior Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Subordinated Indebtedness or Senior Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Subordinated Indebtedness or Senior Indebtedness, plus, in either case, the amount of expenses of the Borrower incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and (4) in the case of Subordinated Indebtedness is expressly subordinated in right of payment to the Notes at least to the same extent as the Subordinated Indebtedness to be refinanced.

            7.3   LIMITATION ON TRANSACTIONS WITH AFFILIATES.

            (a) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Borrower (other than the Borrower or a Wholly Owned Subsidiary) unless (i) such transactions or series of related transactions is in writing on terms that are no less favorable to the Borrower or such Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (ii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $5,000,000, the Borrower delivers an officers' certificate to the Facility Manager certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors; PROVIDED that any transaction or series of related transactions otherwise permitted under this paragraph (other than any transaction or series of related transactions with respect to the making of any Permitted Investment pursuant to clause (vii) of the definition of "Permitted Investment" or any Restricted Payment permitted pursuant to subsection 7.2) pursuant to which the Borrower or any Subsidiary of the Borrower shall receive or render value exceeding $25,000,000 shall not be permitted unless, prior to the consummation of any such transaction or series of related transactions, the Borrower shall have received an opinion, from an independent nationally recognized investment banking firm or firm experienced in the appraisal or similar review of similar types of transactions, that such transaction is fair to the Borrower from a financial point of view; PROVIDED, FURTHER, that this covenant shall not apply to (A) any transaction with an officer or member of the Board of Directors of the Borrower entered into in the ordinary course of business (including, without limitation, the Borrower 1994 Stock Option Plan and


                                                    (TERM LOAN AGREEMENT)
other compensation or employee benefit arrangements with any officer or member of the Board of Directors of the Borrower), (B) transactions or agreements in existence on the date of this Agreement (and extensions or amendments thereof on terms which are not materially less favorable to the Borrower than the terms of any such transaction or agreement as in existence on the date of this Agreement), (C) directors' fees, (D) any reasonable employment agreement approved by the Board of Directors of the Borrower and entered into in the ordinary course of business of the Borrower or any extensions thereof on substantially equivalent terms, (E) loans to employees not exceeding $1,500,000 in the aggregate outstanding at any time, (F) any employee benefit plan available to employees of the Borrower generally, and (G) sales by the Borrower of its products in the ordinary course of business on arm's-length terms.

            (b) The Borrower will cause Playtex Investment Corp. not to amend, modify or in any way alter the terms of the Agreement, dated as of November 5, 1991, between Playtex Investment Corp. and Playtex Apparel Partners, L.P. in a manner adverse to the Borrower or any Subsidiary.

            7.4 LIMITATION ON LIENS. The Borrower will not and will not permit any Subsidiary to, create, incur, affirm or suffer to exist any Lien of any kind (other than Permitted Liens) upon any property or assets (including any intercompany notes) of the Borrower or any Subsidiary owned on the date of this Agreement or acquired after the date of this Agreement, or any income or profits therefrom.

            If the Borrower or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provision whereby the obligations of the Borrower and the Subsidiaries under the Loan Documents will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; PROVIDED that, notwithstanding the foregoing, this provision shall not be construed as a consent by the Lenders to the creation or assumption of any such Lien other than a Permitted Lien.

            7.5   LIMITATION ON SALE OF ASSETS.

            (a) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 85% of the proceeds from such Asset Sale are received in cash; PROVIDED HOWEVER, that the amount of (A) any Senior Indebtedness (as shown on the Borrower's or such Subsidiaries' most recent balance sheet or in the notes thereto) of the Borrower or any such Subsidiary that are assumed by the transferee of any asset in connection with any Asset Sale and (B) any deferred payment obligations received by the Borrower or any such Subsidiary as proceeds of an Asset Sale that are concurrently with the Asset Sale converted into cash without recourse to the Borrower or any of its Subsidiaries, shall be deemed to be cash for purposes of this provision, (ii) the Borrower or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the shares or assets sold (as determined by the Board of Directors of the Borrower and


                                                    (TERM LOAN AGREEMENT)
evidenced by a board resolution) and (iii) the Net Cash Proceeds received by the Borrower or such Subsidiary from such Asset Sale are applied in accordance with the following paragraphs. Notwithstanding the foregoing, clause (i) of the preceding sentence shall not apply to any Asset Sale or portions thereof involving Excluded Assets or the making of any Permitted Investment pursuant to clause (vii) of the definition of "Permitted Investment" or any Restricted Payment permitted pursuant to subsection 7.2.

            (b) The Borrower may, within 12 months of such Asset Sale, invest such Net Cash Proceeds in properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Borrower or its Subsidiaries existing on the date of this Agreement or in a business reasonably related thereto, which for purposes of this Agreement shall include any consumer products business. The amount of such Net Cash Proceeds not invested as set forth in this paragraph shall on or prior to the first anniversary of such Asset Sale be applied by the Borrower to the prepayment, on a pro rata basis with the prepayment of the Term A Loans and, from and after December 15, 2000, the permanent reduction of the Acquisition Revolving Credit Commitments under the Credit Agreement, of the Term Loans on or prior to the Business Day following the date such Net Cash Proceeds are not so invested, at a price equal to 100% of the principal amount thereof, plus accrued interest thereon to the date of prepayment.

            7.6 LIMITATION ON ISSUANCE AND SALE OF CAPITAL STOCK OF SUBSIDIARIES. The Borrower will not permit (a) any Subsidiary to issue any Capital Stock (other than to the Borrower or any Wholly Owned Subsidiary that is a Guarantor) or (b) any Person (other than the Borrower or a Wholly Owned Subsidiary that is a Guarantor) to acquire any Capital Stock of any Subsidiary from the Borrower or any Wholly Owned Subsidiary, except upon the sale of all of the outstanding Capital Stock of such Subsidiary owned by the Borrower.

            7.7 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock to the Borrower or any other Subsidiary, (b) pay any Indebtedness owed to the Borrower or any Subsidiary, (c) make any Investment in the Borrower or (d) transfer any of its properties or assets to the Borrower or any Subsidiary, except (i) any encumbrance or restriction pursuant to the Senior Note Indenture, the Subordinated Note Indenture or the Credit Agreement as in effect on the date of this Agreement or any other agreement in effect on the date of this Agreement,
(ii) any encumbrance or restriction, with respect to a Subsidiary that is not a Subsidiary of the Borrower on the date of this Agreement, in existence at the time such Person becomes a Subsidiary of the Borrower and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary,
(iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary, (iv) any encumbrance or restriction contained in a working capital facility permitted to be incurred pursuant to paragraph (xi) of the definition of "Permitted


                                                    (TERM LOAN AGREEMENT)

Indebtedness" and (v) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i) and (ii), PROVIDED that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

            7.8 CONSOLIDATION, MERGER, SALE OF ASSETS. The Borrower shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Borrower and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto (i) either (a) the Borrower shall be the continuing corporation or (b) the Person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Borrower and its Subsidiaries on a Consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes by a supplemental agreement in a form reasonably satisfactory to the Facility Manager, all the obligations of the Borrower under the Notes and this Agreement, and this Agreement shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;
(iii) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Borrower (or the Surviving Entity if the Borrower is not the continuing obligor under this Agreement) could incur $1.00 of additional Indebtedness pursuant to subsection
7.1 (other than Permitted Indebtedness); (iv) each Guarantor unless it is the other party to the transactions described above, shall have by supplemental agreement confirming that its Guarantee shall apply to such Person's obligations under this Agreement and the Notes; (v) if any of the property or assets of the Borrower or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of subsection 7.4 are complied with; and (vi) the Borrower or the Surviving Entity shall have delivered, or caused to be delivered, to the Facility Manager, in form and substance reasonably satisfactory to the Facility Manager, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental agreement in respect thereto comply with the provisions described herein and that all conditions precedent herein provided for relating to such transaction have been complied with.



                                                    (TERM LOAN AGREEMENT)

            Each Guarantor shall not, and the Borrower will not permit a Guarantor to, in a single transaction or series of related transactions, merge or consolidate with or into any other corporation (other than the Borrower or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any entity (other than the Borrower or any other Guarantor) unless at the time and after giving effect thereto: (i) either (a) such Guarantor shall be the continuing corporation or (b) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental agreement, executed and delivered to the Facility Manager, in a form reasonably satisfactory to the Facility Manager, all the obligations of such Guarantor under the Subsidiaries Guarantee, the Notes and this Agreement; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and (iii) such Guarantor shall have delivered to the Facility Manager, in form and substance reasonably satisfactory to the Facility Manager, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental agreement comply with this Agreement, and thereafter all obligations of the predecessor shall terminate.

            Notwithstanding the foregoing, in the event of a sale or other disposition of all or substantially all of the assets of the Guarantor or any other Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of such Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Guarantee.

            In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which the Borrower or any Guarantor is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower or such Guarantor, as the case may be, and the Borrower or such Guarantor, as the case may be, would be discharged from all obligations and covenants under this Agreement, the Notes and such Guarantee, as the case may be; PROVIDED that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes or such Guarantee, as the case may be.

            7.9 CERTAIN PROVISIONS RELATING TO OTHER DEBT INSTRUMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) make any optional payment or optional prepayment on or redemption or purchase of any Indebtedness (other than the notes and the loans under the Credit Agreement to the extent not prohibited under this Agreement)


                                                    (TERM LOAN AGREEMENT)
or pay any interest on any Indebtedness in cash which may in accordance with the terms thereof be paid by the issuance of additional Indebtedness or offer to do any of the foregoing, except that (i) the Borrower may redeem or purchase any of the Senior Subordinated Notes or the Senior Notes with 50% of the Net Cash Proceeds from any offering of Capital Stock of the Borrower subsequent to the Closing Date (other than any such offering to the extent the Net Cash Proceeds of which are used to make an investment or acquisition permitted by subsection 7.2), and (ii) the Borrower may pay interest in cash on the Apparel Notes on each scheduled interest payment date therefor so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom, (y) the amount of such payment is net of all interest accrued and unpaid on the PAP Debenture for the same period as the Borrower's cash interest payment on the Apparel Notes and (z) the net cash payment by the Borrower does not exceed $150,000 in any fiscal year; (b) amend, modify or change, or consent or agree to any such amendment, modification or change in any material respect to, any of the terms of any such Indebtedness (other than under the Credit Agreement), including, without limitation, the Senior Subordinated Note Indenture and the Senior Note Indenture (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon); or (c) amend, modify or change, or consent or agree to any such amendment, modification or change in any material respect to, any of the provisions of the Credit Agreement that would have the effect of (i) shortening the maturity of or requiring the earlier payment of any principal of any loan or letter of credit reimbursement obligations under the Credit Agreement, (ii) changing the definition of "Required Lenders" in the Credit Agreement, or (iii) changing any mandatory prepayments or commitment reductions pursuant to a "Material Asset Sale" (as such term is defined in the Credit Agreement) in a manner that disproportionately disadvantages the Lenders relative to the lenders under the Credit Agreement, in each case without the prior written consent of the Required Lenders under this Agreement. The Borrower hereby designates all of its obligations under this Agreement and the other Loan Documents as "Designated Senior Indebtedness" for purposes of the Senior Subordinated Note Indenture.


                         SECTION 8.  EVENTS OF DEFAULT

      If any of the following events shall occur and be continuing:

            (a) there shall be a default in the payment of any interest on any Loans when it becomes due and payable, and such default shall continue for a period of 5 Business Days;

            (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Loan when and as the same shall become due and payable (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);



                                                    (TERM LOAN AGREEMENT)

            (c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Borrower or any Guarantor under this Agreement or the other Loan Documents (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in paragraphs (a) or (b) above or in clauses (ii) and (iii) of this paragraph (c)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, to the Borrower by the Facility Manager; or (ii) there shall be a default in the performance or breach of the provisions described in subsection 7.8; or
      (iii) there shall be a default in the performance of or breach of the provisions of Section 4 of the Borrower Security Agreement;

            (d) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guaranteed Debt (other than the Loans), in either case in an aggregate outstanding principal amount in excess of $25,000,000 beyond the period of grace (not to exceed 60 days), if any, provided in the instrument or agreement under which such Indebtedness or Guaranteed Debt was created, after giving effect to any consents or waivers relating thereto, or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guaranteed Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guaranteed Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guaranteed Debt to become payable in an aggregate amount exceeding $25,000,000 and either (X) such default or breach under clause (i) or clause (ii) hereof continues for a period of 20 Business Days and is not cured or waived during such period; or (Y) such Indebtedness or Guaranteed Debt is either already matured at its final maturity in accordance with its terms or shall be accelerated;

            (e) any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or the Borrower not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by this Agreement and any such Guarantee;

            (f) one or more final judgments, orders or decrees for the payment of money in excess of $15,000,000, either individually or in the aggregate, shall be entered against the Borrower or any Subsidiary or any of their respective properties and shall not be discharged and either (a) enforcement proceedings shall have been commenced upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;



                                                    (TERM LOAN AGREEMENT)

            (g) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Borrower, any Guarantor or any Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Borrower or any Guarantor or any Material Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower, any Guarantor or any Material Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower, any Guarantor or any Material Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;

            (h) (i) The Borrower, any Guarantor or any Material Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Borrower, any Guarantor or any Material Subsidiary consents to the entry of a decree or order for relief in respect of the Borrower, such Guarantor or such Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Borrower, any Guarantor or any Material Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Borrower, any Guarantor or any Material Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower, any Guarantor or such Material Subsidiary or of any substantial part of its property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (v) the Borrower, any Guarantor or any Material Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (h);

            (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

            (j) Any of the subordination provisions in Article Twelve of the Senior Subordinated Indenture shall cease, for any reason, to be in full force and effect, or the Borrower or any other party to the Senior Subordinated Indenture or any holder of the Senior Subordinated Notes shall so assert;

then, and in any such event, (1) if such event is an Event of Default specified in paragraph (g) or (h) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing


                                                    (TERM LOAN AGREEMENT)
under this Agreement shall immediately become due and payable, and (2) if such event is any other Event of Default, the following actions may be taken: with the consent of the Required Lenders, the Facility Manager may, or upon the request of the Required Lenders, the Facility Manager shall, by notice to the Borrower (i) declare the Commitments to be terminated forthwith whereupon the Commitments shall immediately terminate and (ii) declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable.

            Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                            SECTION 9.  THE AGENTS

            9.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints Wells Fargo as the Facility Manager of such Lender under this Agreement and the other Loan Documents, and each Lender hereby irrevocably designates and appoints DLJ as the Syndication Agent under this Agreement and the other Loan Documents. Each Lender hereby confirms the appointment by the Facility Manager of Wells Fargo as the Collateral Agent under the Intercreditor Agreement. Each Lender irrevocably authorizes each Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. As between the Lenders and the Agents, notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein or in other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. The provisions of this Section 9 are solely for the benefit of each Agent, and the Lenders and the Borrower shall have no rights as a third party beneficiary of any of the provisions thereof.

            9.2 DELEGATION OF DUTIES. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            9.3 EXCULPATORY PROVISIONS. None of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer


                                                    (TERM LOAN AGREEMENT)
thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents, under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

            9.4 RELIANCE BY AGENTS. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agents. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Facility Manager, which shall promptly forward such notice to other Agents. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents, in the case of the Agent other than the Collateral Agent, in accordance with a request of the Required Lenders (unless the consent of all Lenders is expressly required under subsection 10.1) or, in the case of the Collateral Agent, in accordance with the Intercreditor Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

            9.5 NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that any Agent receives such a notice, such Agent shall give notice thereof to the Lenders and the other Agents. The Facility Manager shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (unless the consent of all Lenders is expressly required under subsection 10.1); PROVIDED that unless and until the Facility Manager shall have received such directions, the Facility Manager may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.



                                                    (TERM LOAN AGREEMENT)

            9.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that none of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon such Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of any Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            9.7 INDEMNIFICATION. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) and their respective Affiliates and their respective directors, officers, employees and agents, ratably according to their respective pro rata shares of the aggregate outstanding Loans in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their pro rata shares of the aggregate Loans immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's contractual breach, gross negligence or willful misconduct. The agreements in this subsection 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.



                                                    (TERM LOAN AGREEMENT)

            9.8 AGENT IN ITS INDIVIDUAL CAPACITY. Any Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to its Loans made by it and with respect to any Letter of Credit issued or participated in by it, if any, such Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include such Agent in its individual capacity.

            9.9 SUCCESSOR AGENTS. The Syndication Agent may resign at any time upon ten Business Days' notice thereof to the Borrower and other Agents. The Facility Manager may resign as Facility Manager upon 30 days' notice to the other Agents and the Lenders. If the Facility Manager or the Syndication Agent shall resign as an Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall, unless an Event of Default has occurred and is continuing, be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers, and duties of the Facility Manager or the Syndication Agent, as the case may be, and the term "Facility Manager" or "Syndication Agent" shall mean such successor agent effective upon such appointment and approval, and the former Facility Manager's or Syndication Agent's rights, powers and duties as Facility Manager or Syndication Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Facility Manager or Syndication Agent or any of the parties to this Agreement. After any retiring Facility Manager's or Syndication Agent's resignation, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Facility Manager or Syndication Agent, as the case may be, under this Agreement and the other Loan Documents. The terms of the resignation of the Collateral Agent shall be as set forth in the Intercreditor Agreement.

            9.10  INTERCREDITOR AGREEMENT AND COLLATERAL DOCUMENTS.

            (a) Each Lender hereby authorizes the Facility Manager to enter into the Intercreditor Agreement on behalf of and for the benefit of such Lender, and agrees to be bound by the terms of the Intercreditor Agreement; PROVIDED that the Facility Manager shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Intercreditor Agreement without the prior consent of Required Lenders. Each Lender hereby authorizes the Collateral Agent to enter into the Guarantee and the Security Documents and to take all action contemplated by the Intercreditor Agreement; PROVIDED that the Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Guarantee or Security Document without the prior consent of Required Lenders. Each Lender agrees that no Lender shall have any right individually to seek or to enforce the Guarantee or to realize upon the security granted by any Security Document, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of Lenders and the parties to the Intercreditor Agreement upon the terms of the Guarantee, the Security


                                                    (TERM LOAN AGREEMENT)

Documents and the Intercreditor Agreement. Each Lender and Agent hereby authorizes the Collateral Agent to release any Collateral as permitted or required under this Agreement, the Security Documents and the Intercreditor Agreement, and agrees that a certificate executed by the Collateral Agent evidencing the release of such Collateral shall be conclusive evidence of such release as to any third party.

            (b) If there is any conflict between this Agreement and any other Loan Document, except the Intercreditor Agreement, this Agreement and such other Loan Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, this Agreement shall prevail and control. If there is any conflict between the Intercreditor Agreement and any Loan Document, including this Agreement, the Intercreditor Agreement and such Loan Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Intercreditor Agreement shall prevail and control.

            9.11 OTHER TITLES. None of the Lenders identified on the facing page or signature pages of this Agreement as an "arranger" or other similar title or capacity shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as an "arranger" or other similar title or capacity shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or taking or not taking action hereunder.


                          SECTION 10.  MISCELLANEOUS

            10.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified, except in accordance with the provisions of this subsection 10.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Facility Manager may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Facility Manager, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or any installment thereof, or reduce the stated rate of any interest or fee or premium payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender affected thereby (provided that with the consent


                                                    (TERM LOAN AGREEMENT)
of Lenders holding 80% of the outstanding Loans the date of any scheduled installment of the Loans may be extended to a date not later than September 15,
2003), (ii) amend, modify or waive any provision of this subsection 10.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release a material portion of the Collateral (an increase in the amount of any Indebtedness of the Borrower secured ratably by the Collateral shall not be deemed to be a release of Collateral) or any Guarantee other than as provided for herein, in each case without the written consent of all the Lenders, or
(iii) amend, modify or waive any provision of Section 9 without the written consent of the Agents and the Collateral Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agents and the Collateral Agent. In the case of any waiver, the Borrower, the Lenders, the Agents and the Collateral Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any or other Default or Event of Default, or impair any right consequent thereon. Each Lender agrees that, in the event of any amendment, supplement or modification to or waiver of any of the terms of this Agreement that would cause any Note that might be issued to it under subsection 3.2(e) after such amendment, supplement, modification or waiver to be different from any Note held by it, such Lender will promptly endorse such Note held by it to reflect such amendment, supplement, modification or waiver.

            10.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Agents, and as set forth in Schedule 1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective pages hereto:

      The Borrower:           Playtex Products, Inc.
                              300 Nyala Farms Road
                              Westport, Connecticut 06880
                              Attention: Michael F. Goss
                              Telecopy:  203-341-4260

      With a copy to:         Haas Wheat & Partners Incorporated
                              300 Crescent Court
                              Suite 1700
                              Dallas, Texas 75201
                              Attention: Robert B. Haas
                              Douglas D. Wheat
                              Telecopy: 214-871-8317



                                                    (TERM LOAN AGREEMENT)

                              Paul, Weiss, Rifkind, Wharton & Garrison
                              1285 Avenue of the Americas
                              New York New York 10019
                              Attention: Mitchell S. Fishman
                              Telecopy:  212-757-3990

      The Facility Manager:   Wells Fargo Bank, N.A.
                              420 Montgomery Street
                              9th Floor
                              San Francisco, CA 94104
                              Attention: Judi Steele
                              Telecopy:  415-989-4319

      With a copy to:         Wells Fargo Bank, N.A.
                              1445 Ross Avenue
                              Suite 400
                              Dallas, TX 75202
                              Attention: Todd D. Robichaux
                              Telecopy:  214-777-4044

      The Syndication Agent:  DLJ Capital Funding, Inc.
                              2121 Avenue of the Stars
                              Los Angeles, CA  90067
                              Attention: Eric Swanson
                                         Kevin Smith
                              Telecopy:  (310) 282-6178

PROVIDED that any notice, request or demand to or upon the Agents or the Lenders pursuant to subsection 3.3, 3.4 or 3.8 shall not be effective until received.

            10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.



                                                    (TERM LOAN AGREEMENT)

            10.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees, without duplication of any amounts payable pursuant to subsection 3.1, (a) to pay or reimburse the Arranger and the Syndication Agent for all of their respective out-of-pocket costs and expenses (including all out-of-pocket costs and expenses arising in connection with the syndication of the Loans and any due diligence investigation performed by the Arranger or the Syndication Agent) incurred in connection with the development, negotiation, preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, whether or not any of the Transactions has been consummated, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Arranger and the Syndication Agent, and to pay or reimburse each Agent and the Collateral Agent for any such fees, costs and expenses related to periods subsequent to the Closing Date, (b) to pay or reimburse the Agents, the Collateral Agent, the Arranger and, from and after the occurrence of a Default or an Event of Default, each Lender, for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Agents, the Collateral Agent and the Arranger and each Lender, (c) to pay, indemnify, and hold each Lender, each Agent, the Collateral Agent, the Arranger and their respective Affiliates and their respective directors, trustees, officers, employees and agents and each other Person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Agent, the Collateral Agent, the Arranger and their respective Affiliates and their respective directors, officers, employees and agents and each other Person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, harmless from and against any and all other claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, or the use of the proceeds of the Loans and any such other documents, including without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES") (including all legal and other expenses incurred in connection with investigation, defending or participating in any action or proceeding relating to any indemnified liabilities (whether or not such Person is a party to any such action or proceeding), PROVIDED that the Borrower shall have no obligation hereunder to any Person with


                                                    (TERM LOAN AGREEMENT)
respect to indemnified liabilities arising from the contractual breach, gross negligence or willful misconduct of such Person as determined by a final judgment of a court of competent jurisdiction. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder and, in the case of any Lender that may assign any interest in its Commitments or Loans hereunder, shall (to the extent arising out of such time as it was a Lender) survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a party hereto.

            10.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions, or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Facility Manager shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 3.11, 3.12, 3.13 and 10.5 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender, PROVIDED that, in the case of subsection 3.12, such Participant shall have complied with the requirements of said subsection and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Participants (other than an Affiliate of the Lender granting such participation) shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any portion of the principal amount of or the postponement of the date of payment of interest on any Loan allocated to such Participant (it


                                                    (TERM LOAN AGREEMENT)
being understood that changes in interim amortization amounts are not extensions of scheduled final maturity dates), or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such Participant (other than any waiver of any increase in the interest rate applicable to Loans pursuant to subsection 3.6(c)).

            (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the consent of the Borrower and, in the case of assignments by Lenders other than the Syndication Agent, the Facility Manager (which in each case shall not be unreasonably withheld), to an additional bank or financial institution or other entity (an "ASSIGNEE") all or any part of its rights and obligations (in minimum amounts equal to at least $5,000,000 of the aggregate Commitments and outstanding Loans in the case of an Assignee that is not then a Lender or an Affiliate thereof unless such assignment is of all of a Lender's interest hereunder) under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Facility Manager) and delivered to the Facility Manager for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and (ii) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto, except that it shall (to the extent arising out of such time as it was a Lender) remain entitled to the benefit of the indemnities and other rights stated to survive the termination hereof).

            (d) The Facility Manager, acting for this purpose as an agent of the Borrower, shall maintain at its address referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive and the Borrower, the Facility Manager and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Facility Manager in accordance with the provisions of subsection 10.6(c)) together with payment, unless waived by the Syndication


                                                    (TERM LOAN AGREEMENT)

Agent, to the Facility Manager of a registration and processing fee of $3,500, the Facility Manager shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. No assignment shall be effective unless it has been recorded in the Register as provided in this subsection 10.6(e).

            (f) Subject to the provisions of subsection 10.17, the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates becoming a party to this Agreement.

            (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law or any pledge or assignment of any Loan or Note by a Lender that is an investment fund to its trustee in support of its obligations to its trustee, without notice to or consent of the Borrower or the Agents; PROVIDED HOWEVER that any assignment by such trustee shall be subject to the provisions of subsection 13.6(c) hereof.

            10.7 ADJUSTMENTS; SET-OFF. (a) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all


                                                    (TERM LOAN AGREEMENT)
deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Facility Manager after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

            (c) The Borrower, the Lenders and the Facility Manager hereby acknowledge and agree that the provisions of this subsection 10.7 are subject to the provisions of the Intercreditor Agreement. To the extent that any Lender is required pursuant to the provisions of the Intercreditor Agreement to turn over to the Collateral Agent any payments otherwise subject to the provisions of this subsection 10.7, such payments shall not be subject to the provisions of this subsection 10.7.

            10.8 RELEASE OF NEW SUBSIDIARY GUARANTEES. (a) If required to do so pursuant to the provisions of subsection 13.8 of the Credit Agreement, the Collateral Agent shall release each New Subsidiary (as defined in the Credit Agreement) requested to be released from the Guarantee, PROVIDED that prior to or concurrently with such release, any guarantee by such New Subsidiary of the Senior Subordinated Notes, the Senior Notes and the Credit Agreement is released; and provided further that the foregoing provisions shall be subject to the terms of the Intercreditor Agreement.

            (b) If (i) in connection with the dissolution or liquidation of any New Subsidiary permitted hereunder or (ii) with respect to any New Subsidiary which does not have any assets other than DE MINIMIS assets, the Borrower requests the Collateral Agent to release such New Subsidiary from the Guarantee, the Collateral Agent shall so release such New Subsidiary PROVIDED that prior to or concurrently with such release, any guarantee by such New Subsidiary of the Senior Subordinated Notes, the Senior Notes and the Credit Agreement is released; and provided further that the foregoing provisions shall be subject to the terms of the Intercreditor Agreement.

            10.9 MODIFICATION OF SCHEDULES. The Borrower may, from time to time, amend, supplement or otherwise modify any of the Schedules to this Agreement by delivering a copy of such amended, supplemented or modified Schedule to the Agents (which schedule the Facility Manager shall deliver a copy to each Lender) in accordance with the provisions of subsection 10.2 and such Schedule as amended, supplemented or modified shall be deemed to replace and supersede the existing Schedule unless objected to in writing by the Agents or the Required Lenders within 10 days after receipt thereof by the Lenders.

            10.10 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and


                                                    (TERM LOAN AGREEMENT)
the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Facility Manager.

            10.11 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the removing provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.12 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agents or any Lender relative to subject matter hereof not expressly set forth or referred to herein or the other Loan Documents.

            10.13 GOVERNING LAW.  THIS AGREEMENT AND THE NOTES
AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            10.14 SUBMISSION TO JURISDICTION; WAIVERS. (a) The Borrower hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

                  (ii) consents that any such action or proceeding may be
            brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 10.2 or at such other address of which the Facility Manager shall have been notified pursuant thereto; and



                                                    (TERM LOAN AGREEMENT)

                  (iv) agrees that nothing herein shall affect the right to
            effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

            (b) Each of the Borrower, the Facility Manager and the Lenders hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

            10.15 ACKNOWLEDGMENTS.  The Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

            (b) none of the Agents, the Collateral Agent or any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents, the Collateral Agent or any Lender, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

            10.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE FACILITY MANAGER AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            10.17 CONFIDENTIALITY. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement and each other Loan Document that is designated by the Borrower in writing confidential; PROVIDED that nothing herein shall prevent any Lender from disclosing any such information (a) to the Agents or any other Lender, (b) to any Transferee which receives such information having been made aware of the confidential nature thereof or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors provided that such contractual counterparties or their professional advisors agree to handle the above-described confidential information in accordance with safe and sound practices which are substantially the same as those followed by banking institutions, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any Governmental Authority having jurisdiction over such Lender (provided that notice of such request or demand shall be furnished to the Borrower unless such notice is legally prohibited or such Governmental Authority requests that such notice not be furnished to the Borrower or


                                                    (TERM LOAN AGREEMENT)
such request is in connection with normal oversight activities by such Governmental Authority), (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law (provided that notice of such order or requirement shall be furnished to the Borrower unless such notice is legally prohibited or such court or Governmental Authority requests that such notice or requirement not be furnished to the Borrower), (f) which has been publicly disclosed other than in breach of this Agreement, or (g) in connection with the exercise of any remedy hereunder.


                                                    (TERM LOAN AGREEMENT)

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


BORROWER:                           PLAYTEX PRODUCTS, INC.


                                    By: /s/ Michael Goss
                                       -----------------------------------

                                    Title: Executive Vice President
                                          --------------------------------



                                                         (TERM LOAN AGREEMENT)
                                     S-1

LENDERS:                            WELLS FARGO BANK, N.A.,
                                    individually and as Facility Manager


                                    By: /s/ Todd D. Robichaux
                                       ------------------------------------

                                    Title: Vice President
                                          ---------------------------------



                                                         (TERM LOAN AGREEMENT)
                                     S-2

                                          DLJ CAPITAL FUNDING, INC.,
                                          individually and as the Syndication
                                          Agent


                                    By: /s/ Eric Swanson
                                       ------------------------------------

                                    Title: Managing director
                                          ---------------------------------




                                                         (TERM LOAN AGREEMENT)
                                     S-3

                                    CITIBANK, N.A.


                                    By: /s/ Hans L. Christonsen
                                       ------------------------------------

                                    Title: Vice President
                                          ---------------------------------





                                                         (TERM LOAN AGREEMENT)
                                     S-4

                                    PRIME INCOME TRUST


                                    By: /s/ Rafael Scolari
                                       ------------------------------------

                                    Title: Senior Vice President Portfolio
                                           Manager
                                          ---------------------------------





                                                         (TERM LOAN AGREEMENT)
                                     S-5

                                    KZH-ING-1 CORPORATION


                                    By: /s/ Andrew Taylor
                                       ------------------------------------

                                    Title: Authorized Agent
                                          ---------------------------------




                                                         (TERM LOAN AGREEMENT)
                                     S-6

                                    MERRILL LYNCH SENIOR FLOATING
                                    RATE FUND, INC.

                                    By: /s/ Anne McCarthy
                                       ------------------------------------

                                    Title: Authorized Signatory
                                          ---------------------------------





                                                         (TERM LOAN AGREEMENT)
                                     S-7

                                    KZH-SOLEIL CORPORATION


                                    By: /s/ Andrew Taylor
                                       ------------------------------------

                                    Title: Authorized Agent
                                          ---------------------------------





                                                         (TERM LOAN AGREEMENT)
                                     S-8

                                     CRESCENT/MACH I PARTNERS,
                                     L.P.
                                     by TCW Asset Management Company,
                                     as its Investment Manager


                                    By: /s/ Justin L. Driscoll
                                       ------------------------------------

                                    Title: Senior Vice President
                                          ---------------------------------






                                                         (TERM LOAN AGREEMENT)
                                     S-9

                                    KZH-CRESCENT CORPORATION


                                    By: /s/ Andrew Taylor
                                       ------------------------------------

                                    Title: Authorized Agent
                                          ---------------------------------





                                                         (TERM LOAN AGREEMENT)
                                     S-10

                                    CONTINENTAL ASSURANCE COMPANY
                                    SEPARATE ACCOUNT (E)
                                    by TCW Asset Management Company, as
                                    Attorney-in-Fact

                                    By: /s/ Mark L. Gold
                                       --------------------------------------
                                       Name:  Mark L. Gold
                                       Title: Managing Director


                                    By: /s/ Justin L. Driscoll
                                       --------------------------------------
                                       Name:  Justin L. Driscoll
                                       Title: Senior Vice President




                                                         (TERM LOAN AGREEMENT)
                                     S-11

                                    VAN KAMPEN AMERICAN
                                    CAPITAL PRIME RATE INCOME
                                    TRUST

                                    By: /s/ Jeffrey W. Mallet
                                       ------------------------------------

                                    Title: Senior Vice President - Portfolio
                                           Manager
                                          ---------------------------------






                                                         (TERM LOAN AGREEMENT)
                                     S-12

                                    DEEPROCK & COMPANY
                                    by Eaton Vance Management, as
                                    Investment Advisor


                                    By: /s/ Scott H. Page
                                       ------------------------------------

                                    Title: Vice President
                                          ---------------------------------






                                                         (TERM LOAN AGREEMENT)
                                     S-13

                     [This page intentionally left blank]






                                                         (TERM LOAN AGREEMENT)
                                     S-14

                                    OCTAGON CREDIT INVESTORS
                                    LOAN PORTFOLIO
                                    (a unit of The Chase Manhattan Bank)


                                    By: /s/ James P. Ferguson
                                       ------------------------------------
                                       Name:  James P. Ferguson
                                       Title: Managing Director





                                                         (TERM LOAN AGREEMENT)
                                     S-15

                                    ROYALTON COMPANY
                                    by Pacific Investment management
                                    Company as its Investment Advisor

                                    By: /s/ Raymond Kennedy
                                       ------------------------------------

                                    Title: Vice President
                                          ---------------------------------



                                                         (TERM LOAN AGREEMENT)
                                     S-16